                                                                  Exhibit 10.1

                  SECOND AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT


                                  BY AND AMONG

                           CASELLA WASTE SYSTEMS, INC.

            AND ITS SUBSIDIARIES (OTHER THAN EXCLUDED SUBSIDIARIES),
                                  as Borrowers



                      THE LENDING INSTITUTIONS PARTY HERETO

                                       AND


                              FLEET NATIONAL BANK,
                             AS ADMINISTRATIVE AGENT

                                       and

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT

                                      with

                             FLEET SECURITIES, INC.

                                       AND

                         BANC OF AMERICA SECURITIES LLC

                             ACTING AS CO-ARRANGERS

                                TABLE OF CONTENTS


ss.1.      DEFINITIONS AND RULES OF INTERPRETATION........................................................1
ss.1.1.    DEFINITIONS....................................................................................1
ss.1.2.    RULES OF INTERPRETATION.......................................................................20
ss.2.      THE REVOLVING CREDIT LOANS....................................................................21
ss.2.1.    COMMITMENT TO LEND............................................................................21
ss.2.2.    REDUCTION OF TOTAL COMMITMENT.................................................................21
ss.2.3.    THE REVOLVING CREDIT Notes....................................................................21
ss.2.4.    INTEREST ON REVOLVING CREDIT LOANS; MATURITY OF THE REVOLVING CREDIT Loans....................22
ss.2.5.    MANDATORY REPAYMENTS OF THE REVOLVING CREDIT Loans............................................22
ss.2.6.    REQUESTS FOR REVOLVING CREDIT Loans...........................................................23
ss.2.7.    FUNDS FOR REVOLVING CREDIT Loans..............................................................23
ss.2.8.    SWING LINE LOANS; Settlements.................................................................24
ss.2.9.    OPTIONAL PREPAYMENTS OR REPAYMENTS OF REVOLVING CREDIT Loans..................................26
ss.3.      LETTERS OF CREDIT.............................................................................26
ss.3.1.    LETTER OF CREDIT Commitments..................................................................26
ss.3.2.    REIMBURSEMENT OBLIGATIONS OF THE Borrowers....................................................28
ss.3.3.    LETTER OF CREDIT Payments.....................................................................29
ss.3.4.    OBLIGATIONS Absolute..........................................................................29
ss.3.5.    RELIANCE BY ISSUING Lender....................................................................29

ss.4.      THE TERM LOAN.................................................................................30
ss.4.1.    COMMITMENT TO Lend............................................................................30
ss.4.2.    THE TERM Notes................................................................................30
ss.4.3.    SCHEDULED INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM Loan......................................30
ss.4.4.    MANDATORY PREPAYMENTS OF TERM Loan............................................................30
ss.4.4.1.  MANDATORY Prepayments.........................................................................30
ss.4.4.2.  APPLICATION OF Payments.......................................................................31
ss.4.5.    OPTIONAL PREPAYMENT OF TERM Loan..............................................................31
ss.4.6.    INTEREST ON TERM Loan.........................................................................32
ss.4.6.1.  INTEREST Rates................................................................................32
ss.4.6.2.  NOTIFICATION BY Borrowers.....................................................................32
ss.4.6.3.  AMOUNTS, etc..................................................................................32

ss.5.      FEES; PAYMENTS; COMPUTATIONS; JOINT AND SEVERAL LIABILITY; CERTAIN GENERAL PROVISIONS.........33
ss.5.1.    FEES..........................................................................................33
ss.5.2.    PAYMENTS......................................................................................34
ss.5.3.    COMPUTATIONS..................................................................................35
ss.5.4.    CAPITAL Adequacy..............................................................................35
ss.5.5.    CERTIFICATE...................................................................................36
ss.5.6.    INTEREST AFTER Default........................................................................36
ss.5.7.    INTEREST Limitation...........................................................................36
ss.5.8.    ADDITIONAL COSTS, Etc.........................................................................36
ss.5.9.    CONCERNING JOINT AND SEVERAL LIABILITY OF THE Borrowers.......................................37
ss.5.10.   CURRENCY OF Account...........................................................................41



-ii-

ss.5.11.   ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM Amounts............41
ss.5.12.   EURODOLLAR Indemnity..........................................................................42
ss.5.13.   ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR Rate............................................42

ss.6.      REPRESENTATIONS AND WARRANTIES................................................................43
ss.6.1.    CORPORATE Authority...........................................................................43
ss.6.2.    GOVERNMENTAL Approvals........................................................................43
ss.6.3.    TITLE TO PROPERTIES; Leases...................................................................43
ss.6.4.    FINANCIAL STATEMENTS; Solvency................................................................44
ss.6.5.    NO MATERIAL CHANGES, Etc......................................................................44
ss.6.6.    PERMITS, FRANCHISES, PATENTS, COPYRIGHTS, Etc.................................................44
ss.6.7.    LITIGATION....................................................................................44
ss.6.8.    NO MATERIALLY ADVERSE CONTRACTS, Etc..........................................................45
ss.6.9.    COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, Etc..................................................45
ss.6.10.   TAX Status....................................................................................45
ss.6.11.   NO EVENT OF Default...........................................................................45
ss.6.12.   HOLDING COMPANY AND INVESTMENT COMPANY Acts...................................................45
ss.6.13.   ABSENCE OF FINANCING STATEMENTS, Etc..........................................................45
ss.6.14.   EMPLOYEE BENEFIT Plans........................................................................45
ss.6.15.   USE OF Proceeds...............................................................................46
ss.6.16.   ENVIRONMENTAL Compliance......................................................................47
ss.6.17.   PERFECTION OF SECURITY Interests..............................................................47
ss.6.18.   CERTAIN Transactions..........................................................................47
ss.6.19.   SUBSIDIARIES..................................................................................48
ss.6.20.   CAPITALIZATION................................................................................48
ss.6.21.   TRUE COPIES OF CHARTER AND OTHER Documents....................................................48
ss.6.22.   DISCLOSURE....................................................................................48
ss.6.23.   GUARANTEES OF EXCLUDED Subsidiaries...........................................................49

ss.7.      AFFIRMATIVE COVENANTS OF THE BORROWERS........................................................49
ss.7.1.    PUNCTUAL Payment..............................................................................49
ss.7.2.    MAINTENANCE OF Office.........................................................................49
ss.7.3.    RECORDS AND Accounts..........................................................................49
ss.7.4.    FINANCIAL STATEMENTS, CERTIFICATES AND Information............................................49
ss.7.5.    LEGAL EXISTENCE AND CONDUCT OF Business.......................................................51
ss.7.6.    MAINTENANCE OF Properties.....................................................................51
ss.7.7.    INSURANCE.....................................................................................51
ss.7.8.    TAXES.........................................................................................51
ss.7.9.    INSPECTION OF PROPERTIES, BOOKS, AND Contracts................................................52
ss.7.10.   COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF
             MATERIAL LICENSES AND PERMITS...............................................................52
ss.7.11.   ENVIRONMENTAL Indemnification.................................................................52
ss.7.12.   FURTHER Assurances............................................................................52
ss.7.13.   NOTICE OF POTENTIAL CLAIMS OR Litigation......................................................53
ss.7.14.   NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL Claims........................53
ss.7.15.   NOTICE OF Default.............................................................................54
ss.7.16.   CLOSURE AND POST CLOSURE Liabilities..........................................................54
ss.7.17.   SUBSIDIARIES..................................................................................54
ss.7.18.   INTEREST RATE Protection......................................................................54



-iii-

ss.7.19.   ADDITIONAL Borrowers..........................................................................54

ss.8.      CERTAIN NEGATIVE COVENANTS OF THE BORROWERS...................................................54
ss.8.1.    RESTRICTIONS ON Indebtedness..................................................................54
ss.8.2.    RESTRICTIONS ON Liens.........................................................................56
ss.8.3.    RESTRICTIONS ON Investments...................................................................57
ss.8.4.    MERGERS, CONSOLIDATIONS, Sales................................................................59
ss.8.4.1.  MERGERS AND Acquisitions......................................................................59
ss.8.4.2.  DISPOSITIONS OF Assets........................................................................60
ss.8.5.    SALE AND Leaseback............................................................................61
ss.8.6.    RESTRICTED Payments...........................................................................61
ss.8.7.    EMPLOYEE BENEFIT Plans........................................................................61
ss.8.8.    PREPAYMENTS OF CERTAIN OBLIGATIONS; MODIFICATIONS OF SUBORDINATED Debt........................62
ss.8.9.    NEGATIVE PLEDGES AND UPSTREAM Limitations.....................................................62
ss.8.10.   TRANSACTIONS WITH Affiliates..................................................................62
ss.8.11.   BUSINESS Activities...........................................................................62
ss.8.12.   NO OTHER SENIOR Debt..........................................................................63
ss.8.13.   ACTIONS OTHERWISE PROHIBITED BY SUBORDINATED Debt.............................................63

ss.9.      FINANCIAL COVENANTS...........................................................................63
ss.9.1.    INTEREST COVERAGE Ratio.......................................................................63
ss.9.2.    PROFITABLE Operations.........................................................................63
ss.9.3.    CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA.........................................63
ss.9.4.    CONSOLIDATED SENIOR FUNDED DEBT TO CONSOLIDATED EBITDA........................................63
ss.9.5.    CONSOLIDATED NET Worth........................................................................63
ss.9.6.    CAPITAL Expenditures..........................................................................64

ss.10.     CLOSING CONDITIONS............................................................................64
ss.10.1.   CORPORATE Action..............................................................................64
ss.10.2.   LOAN DOCUMENTS; SENIOR SUBORDINATED DEBT Documents............................................64
ss.10.3.   OFFICER'S CERTIFICATE; CERTIFIED COPIES OF CHARTER Documents..................................64
ss.10.4.   INCUMBENCY Certificate........................................................................64
ss.10.5.   VALIDITY OF Liens.............................................................................64
ss.10.6.   CERTIFICATES OF Insurance.....................................................................65
ss.10.7.   OPINION OF Counsel............................................................................65
ss.10.8.   PAYMENT OF Fees...............................................................................65
ss.10.9.   PAYOFF........................................................................................65
ss.10.10.  FINANCIAL Statements..........................................................................65
ss.10.11.  FINANCIAL Condition...........................................................................65
ss.10.12.  PERFECTION CERTIFICATES AND UCC SEARCH Results................................................65
ss.10.13.  ISSUANCE OF SENIOR SUBORDINATED Debt..........................................................66

ss.11.     CONDITIONS OF ALL LOANS.......................................................................66
ss.11.1.   REPRESENTATIONS TRUE; NO EVENT OF Default.....................................................66
ss.11.2.   PERFORMANCE; NO EVENT OF Default..............................................................66
ss.11.3.   NO LEGAL Impediment...........................................................................66
ss.11.4.   PROCEEDINGS AND Documents.....................................................................66

ss.12.     COLLATERAL SECURITY...........................................................................66



-iv-

ss.13.     EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT....................................67
ss.13.1.   EVENTS OF DEFAULT AND Acceleration............................................................67
ss.13.2.   TERMINATION OF Commitments....................................................................69
ss.13.3.   REMEDIES......................................................................................70
ss.13.4.   DISTRIBUTION OF COLLATERAL Proceeds...........................................................70

ss.14.     SETOFF........................................................................................70

ss.15.     THE AGENTS....................................................................................71
ss.15.1.   APPOINTMENT, POWERS AND Immunities............................................................71
ss.15.2.   ACTIONS BY Agents.............................................................................72
ss.15.3.   INDEMNIFICATION OF Agents.....................................................................73
ss.15.4.   REIMBURSEMENT FOR ADVANCES MADE BY ADMINISTRATIVE Agent.......................................73
ss.15.5.   CLOSING DOCUMENTATION,  etc...................................................................73
ss.15.6.   NON-RELIANCE ON AGENTS AND OTHER Lenders......................................................74
ss.15.7.   RESIGNATION...................................................................................74
ss.15.8.   ACTION BY THE LENDERS, CONSENTS, AMENDMENTS, WAIVERS, Etc.....................................75

ss.16.     EXPENSES......................................................................................76

ss.17.     INDEMNIFICATION...............................................................................76

ss.18.     SURVIVAL OF COVENANTS, ETC....................................................................77

ss.19.     ASSIGNMENTS AND PARTICIPATION.................................................................77

ss.20.     PARTIES IN INTEREST...........................................................................81

ss.21.     NOTICES, ETC..................................................................................81

ss.22.     MISCELLANEOUS.................................................................................81

ss.23.     ENTIRE AGREEMENT, ETC.........................................................................82

ss.24.     WAIVER OF JURY TRIAL..........................................................................82

ss.25.     GOVERNING LAW.................................................................................82

ss.26.     SEVERABILITY..................................................................................83

ss.27.     PARI PASSU TREATMENT..........................................................................83

ss.28.     EXISTING CREDIT AGREEMENT SUPERSEDED..........................................................83

ss.29.     TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.................................................84
ss.29.1.   CONFIDENTIALITY...............................................................................84
ss.29.2.   PRIOR Notification............................................................................84
ss.29.3.   OTHER.........................................................................................84


                                    EXHIBITS

Exhibit A-1         --    Form of Revolving Credit Note
Exhibit A-2         --    Form of Swing Line Note
Exhibit A-3         --    Form of Term Note
Exhibit B           --    Form of Loan and Letter of Credit Request
Exhibit C           --    Form of Compliance Certificate
Exhibit D           --    Form of Environmental Compliance Certificate
Exhibit E           --    Form of Subordination Agreement
Exhibit F           --    Form of Joinder Agreement
Exhibit G           --    Form of Assignment and Acceptance
Exhibit H           --    Form of Instrument of Accession

                                    SCHEDULES

Schedule 1 -               Subsidiaries of the Parent
Schedule 2 -               Lenders; Commitment Percentages
Schedule 6.7 -             Litigation
Schedule 6.16 -            Environmental Compliance
Schedule 6.18 -            Certain Transactions
Schedule 6.20(a) -         Series A Holders
Schedule 6.20(b) -         Options, Etc.
Schedule 8.1(c) -          Existing Indebtedness
Schedule 8.2(f) -          Existing Liens
Schedule 8.3(f) -          Existing Investments

                  SECOND AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT


     This SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "CREDIT AGREEMENT") is made as of the 24th day of January, 2003 by and among (a) CASELLA WASTE SYSTEMS, INC., a Delaware corporation (the "PARENT"), its Subsidiaries (other than the Excluded Subsidiaries) listed on SCHEDULE 1 hereto (the Parent and such Subsidiaries herein collectively referred to as the "BORROWERS"), (b) FLEET NATIONAL BANK, ("FLEET"), individually and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), (c) BANK OF AMERICA, N.A. ("BOA"), individually and as syndication agent (in such capacity, the "SYNDICATION AGENT" and, together with the Administrative Agent, collectively referred to herein from time to time as the "AGENTS") and (d) the lending institutions from time to time parties hereto (the "LENDERS").

     WHEREAS, the Borrowers, the Agents and certain lending institutions (the "EXISTING LENDERS") are parties to that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 14, 1999 (the "EXISTING CREDIT AGREEMENT"), pursuant to which the Existing Lenders have made loans and other extensions of credit (the "EXISTING LOANS") to the Borrowers;

     WHEREAS, the Lenders that are not Existing Lenders (the "NEW LENDERS") wish to become parties to this Credit Agreement;

     WHEREAS, the Existing Lenders are willing to amend and restate the Original Credit Agreement, the New Lenders are willing to become parties to this Credit Agreement and the Lenders are willing to make loans and other extensions of credit to the Borrowers only on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (these recitals being an integral part of this Credit Agreement), the Borrowers, Agents and the Lenders hereby agree that, as of the Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety and shall remain in full force and effect only as set forth herein:

     SS.1. DEFINITIONS AND RULES OF INTERPRETATION.

         SS.1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

     ACCEDING LENDER. See ss.19(g).

     ACCOUNTANTS. See ss.6.4(a).

     ACQUIRED BUSINESS. A business acquired by any Borrower, whether through asset or stock purchases, merger, consolidation or otherwise, during the period reported in the most recent financial statements delivered to the Lenders pursuant to ss.7.4.

     ADMINISTRATIVE AGENT. Fleet acting as administrative agent for the Lenders.

     ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

     AFFILIATE. Any Person which, directly or indirectly, controls, is controlled by or is under common control with a Borrower. "Control" of a Borrower means the power, directly or indirectly, (a) to vote ten percent (10%) or more of the capital stock or other equity interests (on a fully diluted basis) of a Borrower having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of a Borrower (whether by contract or otherwise).

     APPLICABLE CANADIAN PENSION LEGISLATION. At any time, any pension or retirement benefits legislation (be it federal, provincial, territorial, or otherwise) then applicable to any of the Borrowers or Excluded Subsidiaries, including the Pension Benefits Act (Ontario), the Income Tax Act (Canada), and all regulations thereunder.

     APPLICABLE LAWS. See ss.7.10.

     APPLICABLE RATE. The applicable rate per annum set forth in the following table:


------------------- ---------------------------------------------   ---------------------------------- --------------
                      REVOLVING CREDIT LOANS:                       TERM LOANS:
------------------- ---------------------------------------------   ---------------------------------- --------------
         Level      Pricing    Applicable Rate   Applicable Rate    Applicable        Applicable Rate  Commitment
                    Ratio      for  Base Rate    for Eurodollar     Rate for Base     for Eurodollar   Fee
                               Loans             Rate Loans         Rate Loans        Rate Loans
------------------- ---------------------------------------------   ---------------------------------- --------------
             I      less       Base Rate PLUS    Eurodollar Rate    Base Rate PLUS    Eurodollar Rate      0.375%
                    than       0.25% per annum   PLUS 2.25% per     1.00% per annum   PLUS 3.00% per
                    2.75:1.0                     annum                                annum
------------------- ---------------------------------------------   ---------------------------------- --------------
            II      greater    Base Rate PLUS    Eurodollar Rate    Base Rate PLUS    Eurodollar Rate      0.500%
                    than or    0.50% per annum   PLUS 2.50%  per    1.00% per annum   PLUS 3.00% per
                    equal to                     annum                                annum
                    2.75:1.0and
                    less than
                    3.25:1.0
------------------- ---------------------------------------------   ---------------------------------- --------------
            III     greater    Base Rate PLUS    Eurodollar Rate    Base Rate PLUS    Eurodollar Rate      0.500%
                    than or    0.75% per annum   PLUS 2.75% per     1.25% per annum   PLUS 3.25% per
                    equal to                     annum                                annum
                    3.25:1.0and
                    less than
                    3.75:1.0
------------------- ---------------------------------------------   ---------------------------------- --------------
            IV      greater    Base Rate PLUS    Eurodollar Rate    Base Rate PLUS    Eurodollar Rate      0.500%
                    than or    1.00% per annum   PLUS 3.00% per     1.25% per annum   PLUS 3.25% per
                    equal to                     annum                                annum
                    3.75:1.0
                    and less
                    than
                    4.25:1.0
------------------- ---------------------------------------------   ---------------------------------- --------------
             V      greater    Base Rate PLUS    Eurodollar Rate    Base Rate PLUS    Eurodollar Rate      0.500%
                    than or    1.25% per annum   PLUS 3.25% per     1.25% per annum   PLUS 3.25% per
                    equal to                     annum                                annum
                    4.25:1.0
------------------- ---------------------------------------------   ---------------------------------- --------------


         Each Applicable Rate shall become effective on the first day after receipt by the Lenders of financial statements delivered pursuant to ss.ss.7.4(a) or (b) hereof which indicate a change in the Pricing Ratio and in the Applicable Rate in accordance with the above table; PROVIDED that, for the period commencing on the Effective Date and ending on the date that the Compliance Certificate is delivered with respect to the second full fiscal quarter of the Borrowers ending after the Effective Date, the Applicable Rate shall be no lower than the rate set forth for Level IV. If at any time the financial statements required to be delivered pursuant to ss.ss.7.4(a) or (b) hereof are not delivered within ten (10) days after the time periods specified in such subsections, the Applicable Rate shall be the rate set forth for Level V, subject to prospective adjustment upon actual receipt of such financial statements.

     APPROVED FUND. Any Fund that is administered or managed by (a) a Lender,
(b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

     ASSIGNMENT AND ACCEPTANCE. See ss.19.

     AUTO-RENEWAL LETTER OF CREDIT. See ss.3.1(f).

     BALANCE SHEET DATE. April 30, 2002.

     BASE RATE. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (0.50%) above the Federal Funds Effective Rate. For the purposes of this definition, "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in Fleet's "PRIME RATE" shall take place immediately without notice or demand of any kind.

     BASE RATE LOANS. Loans bearing interest calculated by reference to the Base Rate.

     BENEFIT AMOUNT. See ss.5.9(f).

     BOA. See preamble.

     BORROWERS. The Parent and each of its Subsidiaries (other than Excluded Subsidiaries) listed on SCHEDULE 1 hereto as "Borrowers", which conduct all or substantially all of their business in the United States or Canada or which are incorporated or otherwise formed under the laws of the United States or a jurisdiction thereof or Canada and which have executed this Credit

Agreement as of the Effective Date or have become a party hereto thereafter by executing a Joinder Agreement.

     BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business, and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day,

     CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by any Person in connection with (a) the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (b) the lease of any assets by such Person as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

     CAPITALIZED LEASES. Leases under which any Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     CAPITAL STOCK. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     CELLULOSE JOINT VENTURE. The joint venture between U.S. Fiber and Greenstone Industries, Inc. with respect to the cellulose fibers business, including the manufacturing, marketing and selling of insulation and other cellulose-based products.

     CERTIFIED. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification (including, without limitation, as to the scope of such auditors' review or any going concern qualification), that such financial statements present fairly the financial position of such Person in accordance with GAAP.

     CFO. See ss.7.4(b).

     CO-ARRANGERS. Fleet Securities, Inc. and Banc of America Securities LLC, acting as Co-Arrangers.

     CODE. The Internal Revenue Code of 1986, as amended and in effect from time to time.

     COLLATERAL. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     COMMITMENT. With respect to each Revolving Credit Lender, the amount determined by multiplying such Lender's Commitment Percentage by the Total Commitment, as the same may be increased pursuant to ss.19(g) or reduced or reallocated from time to time pursuant to the provisions hereof, or if such commitment is terminated pursuant to the provisions hereof, zero.

     COMMITMENT FEE. See ss.5.1(a).

     COMMITMENT PERCENTAGE. With respect to each Revolving Credit Lender, the percentage set forth beside its name on SCHEDULE 2 hereto as the amount of such Revolving Credit Lender's percentage of the Total Commitment (subject to adjustment upon any assignment or accession pursuant to ss.19).

     COMPLIANCE CERTIFICATE. See ss.7.4(c).

     CONSOLIDATED or CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Parent and its Subsidiaries consolidated in accordance with GAAP.

     CONSOLIDATED ADJUSTED NET INCOME. For any period, the Consolidated Net Income (or Loss) of the Parent and its Subsidiaries determined in accordance with GAAP, PLUS, to the extent deducted and without duplication, (a) adjustments for non-cash write-offs attributable to the use of a fair value methodology for recognition and measurement of impairment of goodwill not identified with impaired assets in accordance with Financial Accounting Standards Board Statement No. 142 up to an aggregate amount of $62,825,000, (b) charges incurred by the Borrowers in connection with the early termination of interest rate hedging contracts up to an aggregate amount of $4,000,000, (c) adjustments for non-cash, non-recurring charges related to losses from asset impairment charges resulting from the sale of the Specified Entities or their assets up to an aggregate amount of $15,000,000, and (d) the non-recurring, non-cash write-off of debt issuance expenses related to the refinancing of Indebtedness under the Existing Credit Agreement, such write-off not to exceed $4,000,000.

     CONSOLIDATED EBITDA. For any period, the Consolidated Adjusted Net Income of the Parent and its Subsidiaries determined in accordance with GAAP, PLUS, to the extent that such charge was deducted in determining Consolidated Adjusted Net Income in the relevant period and without duplication, (a) interest expense for such period; (b) income taxes for such period; (c) amortization expense for such period; (d) depreciation expense for such period; and, solely for the purpose of determining the Pricing Ratio and calculating the financial covenants set forth in ss.ss.9.3 and 9.4, (e) EBITDA of each Acquired Business and New Subsidiary, which in each case shall be included in the calculation of Consolidated EBITDA of the Parent and its Subsidiaries as if such Acquired Business or New Subsidiary was a Subsidiary as of the first day of such period only if (i)(A) the financial statements of such Acquired Business or such New Subsidiary, as the case may be, have been audited for the most recent fiscal year ended of such Acquired Business or such New Subsidiary, a portion of which fiscal year is sought to be included in the calculation of Consolidated EBITDA of the Borrowers, or, (B) if audited financial statements are not available, the Administrative Agent consents to such inclusion after being furnished with other acceptable financial statements, and (ii) a Compliance Certificate and other reasonably appropriate documentation, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the historical operating results, adjustments and balance sheet of such Acquired Business or such New Subsidiary, as the case may be, (which information to the knowledge of the CFO is correct in all material respects) are provided to the Administrative Agent; and (f) non-recurring acquisition-related expenses of an Acquired Business (including compensation payable to former owner(s) of such Acquired Business) in such amounts as are approved by the Administrative Agent.

     CONSOLIDATED NET INCOME (OR LOSS). The consolidated net income (or loss) of the Parent and its Subsidiaries after deduction of all expenses, taxes, and other proper charges determined in accordance with GAAP, LESS, to the extent included therein, (i) gains from extraordinary items, (ii) any income from discontinued operations, and (iii) income attributable to any minority equity or other Investment in any non-Borrower; provided, HOWEVER, that consolidated net income shall not be reduced pursuant to this clause (iii) by the aggregate amount of actual cash received by the Borrowers with respect to the Cellulose Joint Venture and the New Heights Investment in the form of cash dividends or cash partnership or limited liability company distributions during the applicable period to the extent that such amount exceeds the aggregate amount of Investments made by the Borrowers in the Cellulose Joint Venture and the New Heights Investment during such period.

     CONSOLIDATED NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities plus, without duplication, the Liquidation Value (as defined in the Series A Certificate) of the issued and outstanding Series A Preferred Stock LESS, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable.

     CONSOLIDATED SENIOR FUNDED DEBT. At any time of determination, (a) Consolidated Total Funded Debt MINUS (b) Subordinated Debt outstanding as of such date PLUS (c) any and all scheduled principal payments in respect of Seller Subordinated Debt that will become due and payable during the next successive period of four fiscal quarters.

     CONSOLIDATED TOTAL ASSETS. The sum of all assets ("CONSOLIDATED BALANCE SHEET ASSETS") of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     CONSOLIDATED TOTAL FUNDED DEBT. At any time of determination with respect to the Parent and its Subsidiaries, collectively, without duplication, whether classified as Indebtedness or otherwise on the consolidated balance sheet of the Parent and its Subsidiaries, (a) the aggregate amount of Indebtedness for (i) borrowed money or credit obtained or other similar monetary obligations, direct or indirect, (including any unpaid reimbursement obligations with respect to letters of credit, but excluding any contingent obligations with respect to letters of credit outstanding), (ii) all obligations evidenced by notes, bonds, debentures or other similar debt instruments (other than Performance Bonds),
(iii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), and (iv) all obligations, liabilities and Indebtedness under Capitalized Leases and Synthetic Leases which correspond to principal, PLUS (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Parent or any of its Subsidiaries.

     CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest expense required to be paid or accrued by the Parent and its Subsidiaries during such period on all Indebtedness of the Parent and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, balance deficiency fees and similar fees or expenses for such period in connection with the borrowing of money, but excluding therefrom the non-cash amortization of debt issuance costs.

     CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     CONSULTING ENGINEER. An environmental consulting firm acceptable to the Administrative Agent.

     CONVERSION REQUEST. A notice given by the Parent on behalf of the Borrowers to the Administrative Agent of such Borrowers' election to convert or continue a Loan in accordance with ss.5.11.

     CREDIT AGREEMENT. This Second Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

     DEFAULT. See ss.13.

     DELINQUENT LENDER. Any Lender that fails (a) to make available to the Administrative Agent its PRO RATA share of any Loan or to purchase any Letter of Credit participation or (b) to comply with the provisions of ss.14 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed a Delinquent Lender until such time as such delinquency is satisfied.

     DE MINIMIS SUBSIDIARIES. Any Subsidiary of the Parent whose assets, liabilities and annual gross revenues do not, in each case, exceed $1,000,000; PROVIDED that the aggregate assets, liabilities and annual gross revenues of all such Subsidiaries taken as a whole shall not exceed $2,000,000.

     DISPOSAL/DISPOSED. See the definition of "Release".

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of such Person, directly or indirectly through a Subsidiary of such Person or otherwise and whether in the form of increases in the liquidation value of such shares or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of such Person.

     DOLLARS OR $. Dollars in lawful currency of the United States of America.

     DOMESTIC SUBSIDIARY. All Subsidiaries of the Parent which are incorporated or otherwise formed under the laws of the United States or a jurisdiction thereof.

     DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with ss.5.11, or the date that any draft or other form of demand for payment is honored with respect to a Letter of Credit.

     EFFECTIVE DATE. The first date on which all of the conditions precedent set forth inss.10 are satisfied.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     ENVIRONMENTAL LAWS. See ss.6.16(a).

     EQUITY OFFERING. The sale or issuance by the Parent of any of its Capital Stock.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA AFFILIATE. Any Person which is treated as a single employer with any Borrower under ss.414 of the Code.

     ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the arithmetic rate per annum (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to the Administrative Agent by prime banks in whatever eurodollar market may be selected by the Administrative Agent in its sole discretion, acting in good faith at or about 10:00 a.m. local time in such interbank market two (2) Eurodollar Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, DIVIDED BY (b) a number equal to 1.00 MINUS the Eurocurrency Reserve Rate, if applicable.

     EURODOLLAR RATE LOANS. Loans bearing interest calculated by reference to the Eurodollar Rate.

     EVENT OF DEFAULT. See ss.13.

     EXCESS OPERATING CASH FLOW. For any period, an amount equal to (a) Consolidated EBITDA for such period PLUS any increases, or MINUS any decreases, as the case may be, resulting from Net Working Capital Changes for such period, MINUS extraordinary cash items of income during such period and PLUS extraordinary cash items of loss during such period, MINUS (b) the sum of (i) Capital Expenditures paid in cash to the extent not already deducted in the determination of Consolidated EBITDA, PLUS (ii) interest expense paid in cash for such period, PLUS (iii) taxes paid in cash during such period, PLUS (iv) scheduled principal payments of Indebtedness made during such period, PLUS (v) cash consideration paid during such period for Permitted Acquisitions. For the purposes of this definition, Excess Operating Cash Flow with respect to the fiscal year ending April 30, 2003, shall be measured from the February 1, 2003 through April 30, 2003, and for each fiscal year thereafter, shall be measured for such fiscal year.

     EXCLUDED SUBSIDIARIES. The Insurance Subsidiary and each of the De Minimis Subsidiaries listed on SCHEDULE 1 hereto under the heading "Excluded Subsidiaries".

     FCR. FCR, Inc., a Delaware corporation and a wholly-owned Subsidiary of KTI.

     FINANCIAL AFFILIATE. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted byss.4(e) of the Bank Holding Company Act of 1956 (12 U.S.C.ss.1843).

     FINANCIAL L/C(S). Letter(s) of Credit where the event which triggers payment is financial, such as the failure to pay money, and not performance related, such as failure to ship a product or provide a service, as set forth in greater detail in the letter dated March 30, 1995 from the Board of Governors of the Federal Reserve System or in any applicable directive or letter ruling of the Board of Governors of the Federal Reserve System issued subsequent thereto.

     FINANCIAL L/C FEE. See ss.5.1(b).

     FLEET. See preamble.

     FOREIGN SUBSIDIARY. Each Subsidiary of any Borrower (whether direct or indirect, existing on the date hereof or acquired or formed hereafter in accordance with the provisions hereof) which is incorporated under the laws of a jurisdiction other than a State or other jurisdiction of the United States of America.

     FUEL DERIVATIVES OBLIGATIONS. See ss.8.1(g).

     FUND. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP. When used in general, Generally Accepted Accounting Principles means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, as shall be concurred in by independent certified public accountants of recognized standing whose report expresses an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been applied; and when used with reference to the Borrowers, such principles shall include (to the extent consistent with such principles) the accounting practices reflected in the consolidated financial statements for the year ended on the Balance Sheet Date.

     GREENFIBER. U.S. GreenFiber LLC, a Delaware limited liability company in which U.S. Fiber owns a 50% equity interest and through which the Cellulose Joint Venture is conducted.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     HAZARDOUS SUBSTANCES. Any hazardous waste, as defined by 42
U.S.C.ss.6903(5), any hazardous substances as defined by 42 U.S.C.ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C.ss.9601(33) and any waste, hazardous waste, dangerous goods, contaminants, pollutants, toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

     INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

         (a) every obligation of such Person for money borrowed,

         (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

         (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

         (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding (x) trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue in accordance with their terms or the Borrowers' normal or ordinary business practices or which are being contested in good faith and (y) contingent royalty payments made in connection with the purchase or operation of landfills and other types of disposal facilities),

         (e) every obligation of such Person under any Capitalized Lease,

         (f) every obligation of such Person under any Synthetic Lease,

         (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "RECEIVABLES"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

         (h) every obligation of such Person (an "EQUITY RELATED PURCHASE OBLIGATION") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

         (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "DERIVATIVE CONTRACT"),

         (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

         (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
     (a) through (j) (the "primary obligation") of another Person (the "PRIMARY OBLIGOR"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

     The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof that is payable upon a mandatory redemption or purchase of such equity inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith based upon the principles set forth in this paragraph.

     INDENTURE. The Indenture dated as of January 24, 2003 among the Parent, certain of its Subsidiaries as guarantors and U.S. Bank National Association as trustee, with respect to the Senior Subordinated Notes.

     INSURANCE SUBSIDIARY. Casella Insurance Company, a Vermont corporation and a wholly-owned Subsidiary of the Parent.

     INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the last Business Day of each calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     INTEREST PERIOD. With respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan and Letter of Credit Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding applicable Interest Period, and ending on the last day of one of the periods set forth above in clause (i) or (ii), as selected by the Borrowers in a Conversion Request or as otherwise required pursuant to the provisions of this Credit Agreement; PROVIDED that the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period with respect to any Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

         (B) if the Borrowers shall fail to give notice as provided in ss.5.11, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

         (C) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

         (D) any Interest Period that would otherwise extend beyond the Revolving Credit Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Maturity Date or (as the case may be) the Term Loan Maturity Date.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or the amount of loans, advances, capital contributions or transfers of property to, or in respect of any guarantees (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted or (as the case may be) added from the aggregate amount of Investments any decrease or increase in the value thereof.

     ISSUANCE FEE. See ss.5.1(b).

     ISSUING LENDER. Fleet.

     JOINDER AGREEMENT. See ss.7.19.

     KTI. KTI, Inc., a New Jersey corporation and a wholly-owned Subsidiary of the Parent.

     LENDER AFFILIATE. With respect to any Lender, (a) an affiliate of such Lender or (b) any Approved Fund.

     LENDERS. The lending institutions listed on SCHEDULE 2 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender or becomes a Lender pursuant to ss.19.

     LETTERS OF CREDIT. See ss.3.1(a).

     LETTER OF CREDIT APPLICATIONS. Letter of Credit Applications in such form as may be agreed upon by any Borrower and the Issuing Lender from time to time which are entered into pursuant to ss.3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

     LETTER OF CREDIT PARTICIPATION. See ss.3.1(b).

     LETTER OF CREDIT PERCENTAGE. The percentage per annum equal to the margin above the Eurodollar Rate charged on Revolving Credit Loans that are Eurodollar Rate Loans, as in effect from time to time, as set forth in the column "Applicable Rate for Eurodollar Rate Loans" in the table set forth in the definition of "Applicable Rate" above.

     LOAN AND LETTER OF CREDIT REQUEST. See ss.2.6.

     LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents, the Subordination Agreements, and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

     LOANS. The Revolving Credit Loans, the Swing Line Loans and the Term Loan.

     LOAN PERCENTAGE. With respect to each Lender as of a particular date, such Lender's portion of, and participating interests in, (calculated as a percentage) the sum of (a) the outstanding principal amount of the Revolving Credit Loans on such date, (b) the outstanding principal amount of the Term Loan on such date, (c) the outstanding principal amount of the Swing Line Loans on such date, (d) the Maximum Drawing Amount of Letters of Credit and any Unpaid Reimbursement Obligations outstanding on such date and, (e) with respect to the definition of Required Lenders and ss.15.3 only, the unused Commitments on such date.

     MATERIAL ACQUISITION. See ss.8.4.1(f).

     MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of such Letters of Credit.

     MOODY'S. Moody's Investors Services, Inc.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning ofss.3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

     NET CASH PROCEEDS. With respect to (a) any sale of any assets of the Borrowers or the Excluded Subsidiaries, the gross consideration received by any of the Borrowers or any of the Excluded Subsidiaries (in cash) from such sale, net of commissions, direct sales costs, normal closing adjustments, the amount used to repay any Indebtedness secured by such assets, income taxes attributable to such sale and professional fees and expenses incurred directly in connection therewith, to the extent the foregoing are actually paid in connection with such sale and (b) any permitted debt offering of the Borrowers or the Excluded Subsidiaries, the gross consideration received by any of the Borrowers or any of the Excluded Subsidiaries (in cash) from such debt offering, net of reasonable and customary transaction expenses and fees actually incurred in connection with such debt offering.

     NET EQUITY PROCEEDS. With respect to any Equity Offering, the excess of the gross cash proceeds received by such Person from such Equity Offering after deduction of reasonable and customary transaction expenses (including without limitation, underwriting discounts and commissions and reasonable legal fees) actually incurred in connection with such Equity Offering.

     NET WORKING CAPITAL CHANGES. With respect to the Parent and its Subsidiaries, for any fiscal period and without duplication, the difference (expressed as a positive or a negative number) of (a) the sum of (i) billed accounts receivable, PLUS (ii) inventory and other current assets considered part of working capital in accordance with GAAP, MINUS (iii) current accounts payable, MINUS (iv) current accruals and accretions (exclusive of interest accruals and accretions), in each case, as of the last day of such fiscal period, MINUS (b) the sum of (i) billed accounts receivable, PLUS, (ii) inventory and other current assets considered part of working capital in accordance with GAAP, MINUS (iii) current accounts payable, MINUS (iv) current accruals and accretions (exclusive of interest accruals and accretions), in each case, as of the last day of immediately preceding fiscal period.

     NEW HEIGHTS. New Heights Investor Co., LLC, a Delaware limited liability company in which Casella NH Power Co., LLC owns 100% of the Class B common stock and Casella NH Investors Co., LLC owns 19.9% of the Class A common stock, and each of its direct and indirect Subsidiaries.

     NEW HEIGHTS INVESTMENT. The Investments made by the Borrowers in New
Heights.

     NEW SUBSIDIARY. A Subsidiary acquired or formed by any Borrower or any of its Subsidiaries during the period reported in the most recent financial statements delivered to the Lenders pursuant to ss.7.4.

     NONRENEWAL NOTICE DATE. See ss.3.1(f).

     NON-U.S. LENDER. See ss.5.2(c).

     NOTES. Collectively, the Revolving Credit Notes, the Term Notes, and the Swing Line Note.

     OBLIGATIONS. All Indebtedness, obligations and liabilities of the Borrowers to any of the Lenders, the Agents, and the Issuing Lender, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes, Swap Contracts, Fuel Derivatives Obligations and similar agreements or arrangements provided by any of the Lenders or any other instrument at any time evidencing any thereof.

     PARENT. See Preamble.

     PARTICIPANT. See ss.19(b).

     PBGC. The Pension Benefit Guaranty Corporation created byss.4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERFORMANCE BONDS. See ss.8.1(d).

     PERFORMANCE L/C. A Letter of Credit which is not a Financial L/C.

     PERFORMANCE L/C FEE. See ss.5.1(b).

     PERMITTED ACQUISITION. See ss.8.4.1.

     PERMITTED LIENS. See ss.8.2.

     PERSON. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PLEDGE AGREEMENT. The Pledge Agreement, dated as of the Effective Date, among certain of the Borrowers and the Administrative Agent.

     POST-CLOSING INCREASE. See ss.19(g).

     PRICING RATIO. At the end of any fiscal quarter of the Borrowers, the ratio of (a) Consolidated Total Funded Debt as of the end of such fiscal quarter to
(b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ended, as properly calculated on the Compliance Certificate delivered by the Borrowers pursuant to ss.7.4(c).

     REAL PROPERTY. All real property heretofore, now, or hereafter owned or leased by the Borrowers.

     RECOVERY TECHNOLOGY GROUP. RTG Holdings Corporation, a corporation, in which Casella RTG Investors Co., LLC owns a 19.9% equity interest, and each of its direct and indirect Subsidiaries.

     REIMBURSEMENT OBLIGATIONS. The Borrowers' joint and several obligations to reimburse the Issuing Lender and the Revolving Credit Lenders on account of any drawing under any Letter of Credit as provided in ss.3.2.

     RELEASE. Shall mean the broader of (i) the meaning specified for the term "Release" (or "Released") in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss.9601 ET SEQ. ("CERCLA") and (ii) the meaning specified for the term "DISPOSAL" (or "DISPOSED") in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 ET SEQ. ("RCRA") and regulations promulgated thereunder; providED, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state or province (or the federal laws of Canada applicable therein) wherein the property lies establishes a meaning for "Release" or "Disposal" or any analogous term which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

     REQUIRED LENDERS. As of any date, the Lenders whose aggregate percentages constitute at least fifty-one percent (51%) of the Loan Percentages, PROVIDED that for purposes of this definition "Lender" shall not include any Delinquent Lender.

     RESTRICTED PAYMENT. In relation to the Borrowers and the Excluded Subsidiaries, any (a) Distribution, (b) payment or prepayment by any Borrower or any Subsidiary to (i) such Borrowers' or such Subsidiaries shareholders (or other equity holders), in each case, other than to another Borrower, or (ii) to any Affiliate of such Borrower or such Subsidiary or any Affiliate of such Borrower's or such Subsidiary's shareholders (or other equity holders), in each case, other than to another Borrower or (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "DERIVATIVES COUNTERPARTY") obligating such Borrower or such Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any capital stock of such Borrower or such Subsidiary.

     REVOLVING CREDIT LENDERS. The Lenders set forth on SCHEDULE 2 as Revolving Credit Lenders, acting in their role as makers of Revolving Credit Loans or as participants with respect to Letters of Credit.

     REVOLVING CREDIT LOANS. Revolving Credit Loans made or to be made by the Revolving Credit Lenders to the Borrowers pursuant toss.2.

     REVOLVING CREDIT MATURITY DATE. January 24, 2008; PROVIDED that, if, on or before May 1, 2007, the Parent has not either (i) converted a portion of the shares of Series A Preferred Stock into shares of common stock of the Parent so that no more than $20,000,000 in principal amount of Series A Preferred Stock remains outstanding or (ii) duly effected an amendment, in form and substance satisfactory to the Administrative Agent, to the Series A Certificate, extending the mandatory redemption date of the Series A Preferred Stock to April 24, 2010 or later (with all other terms of the Series A Preferred Stock remaining substantially the same), in either case of clause (i) or clause (ii), as evidenced in a written statement certified by an authorized financial officer of the Parent and delivered to the Agents and the Lenders, then the Revolving Credit Maturity Date shall be May 11, 2007.

     SECURITY AGREEMENT. The Second Amended and Restated Security Agreement, dated as of the Effective Date, among the Borrowers and the Administrative Agent.

     SECURITY DOCUMENTS. The Security Agreement, the Pledge Agreement each as amended and in effect from time to time, and any additional documents evidencing or perfecting the Administrative Agent's lien on the assets of the applicable Borrowers for the benefit of the applicable Lenders (including Uniform Commercial Code financing statements).

     SELLER SUBORDINATED DEBT. Indebtedness of the Borrowers (other than the Senior Subordinated Debt) which has been subordinated and made junior to the payment and performance in full in cash of the Obligations, and evidenced as such by a subordination agreement containing subordination provisions substantially in the form of EXHIBIT E (the "SUBORDINATION AGREEMENT") hereto; PROVIDED that (a) at the time such Seller Subordinated Debt is incurred, no Default or Event of Default has occurred or would occur as a result of such incurrence, and (b) the documentation evidencing such Seller Subordinated Debt shall have been delivered to the Administrative Agent and shall contain ALL of the following characteristics: (i) it shall be unsecured, (ii) it shall bear interest at a rate not to exceed the market rate, (iii) it shall have a final maturity of at least three (3) years, (iv) it shall not require unscheduled principal repayments thereof prior to the maturity date of such debt, (v) if it has any covenants, such covenants (including covenants relating to incurrence of indebtedness) shall be meaningfully less restrictive than those set forth herein, (vi) it shall have no restrictions on the Borrower's ability to grant liens securing indebtedness ranking senior to such Seller Subordinated Debt,
(vii) it shall permit the incurrence of senior indebtedness under this Credit Agreement, (viii) it may be cross-accelerated with the Obligations and other senior indebtedness of the Borrowers (but shall not be cross-defaulted except for payment defaults which the senior lenders have not waived) and may be accelerated upon bankruptcy, (ix) it shall provide for the complete, automatic and unconditional release of any and all guarantees of such Seller Subordinated Debt granted by any Borrower in the event of the sale by any Person of such Borrower or the sale by any Person of all or substantially all of such Borrower's assets (including in the case of a foreclosure), (x) it shall provide that (A) upon any payment or distribution of the assets of the Borrowers (including after the commencement of a bankruptcy proceeding) of any kind or character, all of the Obligations (including interest accruing after the commencement of any bankruptcy proceeding at the rate specified for the applicable Obligation, whether or not such interest is an allowable claim in any such proceeding) shall be paid in full in cash prior to any payment being received by the holders of the Seller Subordinated Debt and (B) until all of the Obligations (including the interest described in subclause (A) above) are paid in full in cash, any payment or distribution to which the holders of the Seller Subordinated Debt would be entitled but for the subordination provisions of the type described in clauses (xi) and (xii) hereof shall be made to the holders of the Obligations, (xi) it shall provide that in the event of a payment default under ss.13.1(a) or (b) hereof, the Borrowers shall not be required to paY the principal of, or any interest, fees and all other amounts payable with respect to the Seller Subordinated Debt until the Obligations have been paid in full in cash, (xii) it shall provide that in the event of any other Event of Default, the Lenders shall be permitted to block with respect to the Seller Subordinated Debt for a period of 180 days (A) payments of principal, interest, fees and all other amounts payable, and (B) enforcement of remedies for Seller Subordinated Debt in excess of $1,000,000, and (xiii) it shall acknowledge that none of the provisions outlined in part (b) of this definition can be amended, modified or otherwise altered without the prior written consent of the Required Lenders.

     SENIOR SUBORDINATED DEBT. The senior subordinated Indebtedness of the Borrowers evidenced by the Senior Subordinated Debt Documents in the original principal amount of at least $150,000,000.

     SENIOR SUBORDINATED DEBT DOCUMENTS. The Indenture, the Senior Subordinated Notes and all other documents, instruments and agreements entered into or executed in connection therewith, in each case, subject to terms and conditions satisfactory to the Administrative Agent.

     SENIOR SUBORDINATED NOTES. The 9.75% Senior Subordinated Notes due 2013 issued by the Parent pursuant to the Indenture.

     SERIES A CERTIFICATE. That certain Certificate of Designation of Series A Convertible Preferred Stock, dated as of August 8, 2000, which sets forth the rights and obligations of the Series A Holders and the Parent with respect to the Series A Preferred Stock.

     SERIES A HOLDERS. The holders of the Series A Preferred Stock listed on
Schedule 6.20(a) hereto.

     SERIES A PREFERRED STOCK. The Series A Preferred Stock issued by the Parent to the Series A Holders pursuant to the Series A Certificate in an aggregate principal amount not to exceed $55,750,000 plus dividends as provided for in the Series A Certificate.

     SETTLEMENT. With respect to Swing Line Loans, the making or receiving of payments, in immediately available funds, by the Revolving Credit Lenders to or from the Administrative Agent in accordance with ss.2.8 hereof to the extent necessary to cause each such Lender's actual share of the outstanding amount of the Revolving Credit Loans to be equal to such Lender's Commitment Percentage of the outstanding amount of such Revolving Credit Loans, in any case when, prior to such action, the actual share is not so equal.

     SETTLEMENT AMOUNT. See ss.2.8(b).

     SETTLEMENT DATE. See ss.2.8(b).

     SETTLING LENDER. See ss.2.8(b).

     S&P. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     SPECIFIED ENTITIES. (a) K-C International, Ltd., (b) the brokerage business of KTI Recycling of New England, Inc., (c) the brokerage business of Pine Tree Waste, Inc., (d) Greenfiber, (e) KTI New Jersey Fibers, Inc., (f) Atlantic Coast Fibers, Inc., (g) Casella NH Investors Co., LLC, (h) Casella NH Power Co., LLC,
(i) Casella RTG Investors Co., LLC and the Recovery Technology Group and (j) the companies and assets comprising the FCR operating segment, or the successors of any of the foregoing only with respect to the businesses conducted by the foregoing on the Effective Date.

     SPOT RATE. With respect to any "first currency" (as defined in ss.5.10), at any date of determinatioN thereof, the spot rate of exchange in London that appears on the display page applicable to such first currency on the Reuters System (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of such first currency into the "second currency" (as defined in ss.5.10); PROVIDED, HOWEVER, that if there shall at any time no longer exist such a page on sucH service, the Spot Rate shall be determined by reference to another similar rate publishing service selected by the Administrative Agent.

     SUBSIDIARY. Any corporation, limited liability company, partnership, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding Capital Stock or other interest entitled to vote generally.

     SUBORDINATED DEBT. Collectively, the Senior Subordinated Debt and the Seller Subordinated Debt.

     SUBORDINATION AGREEMENTS. See definition of "SELLER SUBORDINATED DEBT".

     SWAP CONTRACTS. Any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or other similar agreement (including any option to enter into any of the foregoing).

     SWING LINE LOANS. See ss.2.8(a).

     SWING LINE NOTE. See ss.2.8(a).

     SYNTHETIC LEASE. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

     TERM LOAN. The term loan made or to be made by the Term Loan Lenders to the Borrowers pursuant to ss.4 iN the original principal amount of $150,000,000, as the same may be increased pursuant to ss.19(g) or reduced oR reallocated from time to time pursuant to the provisions hereof.

     TERM LOAN LENDERS. The Lenders holding a portion of the Term Loan as set forth on SCHEDULE 2 hereto together with any other Person who becomes an assignee of any rights and obligations of a Term Loan Lender pursuant to ss.19.

     TERM LOAN MATURITY DATE. January 24, 2010; PROVIDED that, if, on or before May 1, 2007, the Parent has not either (i) converted a portion of the shares of Series A Preferred Stock into shares of common stock of the Parent so that no more than $20,000,000 in principal amount of Series A Preferred Stock remains outstanding or (ii) duly effected an amendment, in form and substance satisfactory to the Administrative Agent, to the Series A Certificate, extending the mandatory redemption date of the Series A Preferred Stock to April 24, 2010 or later (with all other terms of the Series A Preferred Stock remaining substantially the same), in either case of clause (i) or clause (ii), as evidenced in a written statement certified by an authorized financial officer of the Parent and delivered to the Agents and the Lenders, then the Term Loan Maturity Date shall be May 11, 2007.

     TERM LOAN PERCENTAGE. With respect to each Term Loan Lender, the percentage set forth on SCHEDULE 2 (subject to adjustment in accordance with ss.19 hereof) as such Lender's percentage of the Term Loan.

     TERM NOTES. See ss.4.2.

     TERM NOTE RECORD. A record with respect to a Term Note.

     TOTAL COMMITMENT. The sum of the Commitments of the Lenders, as in effect from time to time, which amount shall initially equal $175,000,000, as such amount may be reduced or increased pursuant to the terms hereof.

     TYPE. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrowers have not reimbursed the Issuing Lender and the Lenders on the date specified in, and in accordance with, ss.3.2, which haS not been automatically converted into a Revolving Credit Loan pursuant to such section.

     U.S. FIBER. U.S. Fiber, Inc., a North Carolina corporation.

                        SS.1.2. RULES OF INTERPRETATION.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts have the meanings assigned to them therein, with the term "INSTRUMENT" being that defined under Article 9 of the Uniform Commercial Code.

         (h) Reference to a particular "ss." refers to that section of this Credit Agreement unlesS otherwise indicated.

         (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

         (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

         (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

         (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agents and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agents or any of the Lenders merely on account of either Agent's or any Lender's involvement in the preparation of such documents.

     SS.2. THE REVOLVING CREDIT LOANS.

         SS.2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Revolving Credit Lenders severally agrees to lend to the Borrowers, and the Borrowers may borrow, repay, and reborrow from time to time between the Effective Date and the Revolving Credit Maturity Date, upon notice to the Administrative Agent given in accordance with ss.2.6, such Lender's CommitmenT Percentage of such sums as are requested by the Borrowers in the minimum aggregate amount of $500,000 or an integral multiple thereof; PROVIDED that, except as otherwise provided herein, the sum of the outstanding amount of Revolving Credit Loans (including the Swing Line Loans and after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. Revolving Credit Loans made hereunder shall be made PRO RATA in accordance with each Revolving Credit Lender's Commitment Percentage. Each request for a Loan or Letter of Credit hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.10 and ss.11, as the case may BE, have been satisfied on the date of such request.

         SS.2.2. REDUCTION OF TOTAL COMMITMENT. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Revolving Credit Lenders shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated; PROVIDED that at no time may the Total Commitment be reduced to an amount less than the sum of (a) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations PLUS (b) all Revolving Credit Loans (including Swing Line Loans) then outstanding. No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed. The Administrative Agent will notify the Revolving Credit Lenders promptly after receiving any notice of the Borrowers delivered pursuant to this ss.2.2. and will distributE to each such Lender a revised schedule of Commitments and Commitment Percentages.

         SS.2.3. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by promissory notes of the Borrowers in substantially the form of EXHIBIT A-1 hereto (each a "REVOLVING CREDIT Note"), dated as of the Effective Date (or such later date as a Revolving Credit Lender becomes a party hereto pursuant to ss.19) and completed with appropriate insertions. One Revolving Credit Note shall be payable to thE order of each Revolving Credit

Lender in a principal amount equal to such Revolving Credit Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Revolving Credit Lender, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize the Revolving Credit Lenders to make, or cause to be made, in connection with a Drawdown Date of any Revolving Credit Loan at the time of receipt of any payment of principal on any such Revolving Credit Note, an appropriate notation on such Lender's records or on the schedule attached to such Lender's Revolving Credit Note or a continuation of such schedule attached thereto reflecting the making of such Loan, or the receipt of such payment (as the case may be) and may, prior to any transfer of its Revolving Credit Note, endorse on the reverse side thereof the outstanding principal amount of such Revolving Credit Loans evidenced thereby. The outstanding amount of the Revolving Credit Loans set forth on such Lender's record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the applicable Borrowers hereunder or under such Revolving Credit Notes to make payments of principal of or interest on any such Revolving Credit Notes when due.

         SS.2.4. INTEREST ON REVOLVING CREDIT LOANS; MATURITY OF THE REVOLVING CREDIT LOANS.

         (a) The Borrowers jointly and severally promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto at the following rates, except as otherwise provided in ss.5.6:

         (i) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Applicable Rate for Revolving Credit Loans that are Base Rate Loans as in effect from time to time.

         (ii) Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Applicable Rate for Revolving Credit Loans that are Eurodollar Rate Loans as in effect from time to time.

         (b) The Borrowers jointly and severally promise to pay on the Revolving Credit Maturity Date all Revolving Credit Loans outstanding, Unpaid Reimbursement Obligations with respect to Letters of Credit and any and all unpaid interest accrued thereon. The Revolving Credit Loans shall become absolutely due and payable on the Revolving Credit Maturity Date, as set forth above.

         SS.2.5. MANDATORY REPAYMENTS OF THE REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans (including Swing Line Loans) PLUS the Maximum Drawing Amount and any Unpaid Reimbursement Obligations exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrowers, jointly and severally, shall immediately pay the amount of such excess to the Administrative Agent for application: FIRST, to any Unpaid Reimbursement Obligations; SECOND, to the Revolving Credit Loans; and THIRD, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by ss.3.2(b) and (c); PROVIDED, HOWEVER, that if the amount of cash collateral held bY the Administrative Agent pursuant to this ss.2.5 exceeds the amount required to be cash collateralized from time to time, the Administrative Agent shall return such excess to the Borrowers. Each payment of Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         SS.2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrowers shall give to the Administrative Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed by telecopy on the same Business Day in the form of EXHIBIT B hereto) of each Revolving Credit Loan requested hereunder (a "LOAN AND LETTER OF CREDIT REQUEST") not later than 11:00 a.m. Boston time (a) no less than one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) no less than three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the amount of such Revolving Credit Loan, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Type of such Revolving Credit Loan, (iv) the Interest Period for such Revolving Credit Loan (if a Eurodollar Rate Loan), and (v) the aggregate outstanding amount of all Revolving Credit Loans (including Swing Line Loans) after giving affect to all amounts requested and the aggregate Maximum Drawing Amount of all outstanding Letters of Credit. Each Revolving Credit Loan requested shall be in a minimum amount of $5,000,000, or in $1,000,000 additional increments thereof. Revolving Credit Loan requests made hereunder shall be irrevocable and binding on the Borrowers, and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Revolving Credit Lenders on the proposed Drawdown Date.

         SS.2.7. FUNDS FOR REVOLVING CREDIT LOANS.

         (a) Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan, each of the Revolving Credit Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by ss.ss.10 and 11 and the satisfaction Of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers in immediately available funds the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Revolving Credit Lenders. The failure or refusal of any Revolving Credit Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Revolving Credit Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Revolving Credit Lender's Commitment Percentage of any requested Revolving Credit Loan.

         (b) The Administrative Agent may, unless notified to the contrary by any Revolving Credit Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Revolving Credit Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative

     Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (ii) the amount of such Lender's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date until the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Administrative Agent and the denominator of which is 365. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence, absent manifest error, of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the Applicable Rate for Revolving Credit Loans of the Type made on such Drawdown Date.

         SS.2.8. SWING LINE LOANS; SETTLEMENTS.

         (a) Solely for ease of administration of the Revolving Credit Loans, Fleet may, upon receipt of a Loan and Letter of Credit Request requesting a Swing Line Loan no later than 2:30 p.m. (Boston time) on the proposed date of funding, but shall not be required to, fund Base Rate Loans made in accordance with the provisions of this Credit Agreement (including, without limitation, satisfaction of the conditions set forth in ss.ss.10 and 11) for periods not to exceed seven (7) days in any one caSE, bearing interest at the rate set forth in ss.2.4(a)(i) for Revolving Credit Loans that are Base Rate LoanS ("SWING LINE LOANS"). The Swing Line Loans shall be evidenced by a promissory note of the Borrowers in substantially the form of EXHIBIT A-2 hereto (the "SWING LINE NOTE") dated as of the Effective Date, and shall each be in a minimum amount of $100,000 or greater, PROVIDED THAT the outstanding amount of Swing Line Loans advanced by Fleet hereunder shall not exceed $10,000,000 at any time. Each Revolving Credit Lender shall remain severally and unconditionally liable to fund its PRO RATA share (based upon such Lender's Commitment Percentage) of such Swing Line Loans on each Settlement Date and, in the event Fleet chooses not to fund all Swing Line Rate Loans requested on any date, to fund its Commitment Percentage of the Swing Line Loans requested, subject to satisfaction of the provisions hereof (including, without limitation, satisfaction of the conditions set forth in ss.ss.10 and 11) relating to the making of SwINg Line Loans. Prior to each Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of Fleet.

         (b) The Revolving Credit Lenders shall effect Settlements on (i) the Business Day immediately following any day which Fleet gives written notice to the Administrative Agent to effect a Settlement, (ii) the Business Day immediately following the Administrative Agent's becoming aware of the existence of any Default or Event of Default, (iii) the Revolving Credit Maturity Date, (iv) any date on which the Borrowers wish to convert a Swing Line Loan into a Eurodollar Rate Loan, and (v) in any event, the seventh day on which any Swing Line Loan remains outstanding (each such date, a "SETTLEMENT DATE"). One (1) Business Day prior to each such Settlement Date, the Administrative Agent shall give telephonic notice to the Revolving Credit Lenders of (A) the respective outstanding amount of Revolving Credit Loans made by each Revolving Credit Lender as at the close of business on the prior day, and (B) the amount that any

     Revolving Credit Lender, as applicable (a "SETTLING LENDER"), shall pay to effect a Settlement (a "SETTLEMENT AMOUNT"). A statement of the Administrative Agent submitted to the Revolving Credit Lenders with respect to any amounts owing hereunder shall be PRIMA FACIE evidence of the amount due and owing. Each Settling Lender shall, not later than 1:00 p.m. (Boston time) on each Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent at the Administrative Agent's Office in the amount of such Lender's Settlement Amount. All funds advanced by any Revolving Credit Lender as a Settling Lender pursuant to this ss.2.8 shall for all purposes be treateD as a Base Rate Loan to the Borrowers.

         (c) The Administrative Agent may (unless notified to the contrary by any Settling Lender by 12:00 noon (Boston time) one (1) Business Day prior to the Settlement Date) assume that each Settling Lender has made available (or will make available by the time specified in ss.2.8(b)) to thE Administrative Agent its Settlement Amount, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, effect Settlements. If the Settlement Amount of such Settling Lender is made available to the Administrative Agent on a date after such Settlement Date, such Settling Lender shall pay the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period TIMES (ii) such Settlement Amount TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to but not including the date on which such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 365. Upon payment of such amount such Settling Lender shall be deemed to have delivered its Settlement Amount on the Settlement Date and shall become entitled to interest payable by the Borrowers with respect to such Settling Lender's Settlement Amount as if such share were delivered on the Settlement Date. If such Settlement Amount is not in fact made available to the Administrative Agent by such Settling Lender within five
     (5) Business Days of such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers, with interest thereon at the Applicable Rate for Revolving Credit Loans that are Base Rate Loans.

         (d) After any Settlement Date, any payment by the Borrowers of Swing Line Loans hereunder shall be allocated PRO RATA among the Revolving Credit Lenders, in accordance with such Lenders' Commitment Percentages.

         (e) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this ss.2.8, a Default or Event of Default has occurred and is continuing, each Revolving Credit Lender will, oN the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Commitment Percentage of such Swing Line Loans. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Administrative Agent will deliver to such Revolving Credit Lender a Swing Line participation certificate dated the date of receipt of such funds and in such amount.

         (f) Whenever, at any time after the Administrative Agent has received from any Revolving Credit Lender such Lender's participating interest in the Swing Line Loans pursuant to clause (e) above, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it in like funds as such payment is required to be returned by the Administrative Agent.

         (g) Each Revolving Credit Lender's obligation to purchase participating interests pursuant to clause (e) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Person; (iv) any breach of this Credit Agreement by the Borrowers or any other Lender or the Administrative Agent; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SS.2.9. OPTIONAL PREPAYMENTS OR REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrowers shall havE the right, at their election, to repay or prepay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium; PROVIDED (a) each partial prepayment shall be in the principal amount of $250,000 or an integral multiple thereof, and (b) that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.2.9, if made on a day other than the last daY of the Interest Period relating thereto, shall be subject to the provisions of ss.5.12. The Borrowers shall givE the Administrative Agent, no later than 11:00 a.m. (Boston time) (i) at least one (1) Business Days' prior written notice (or telephonic notice confirmed in writing) of such proposed prepayment or repayment pursuant to this ss.2.9 of Base Rate Loans and (ii) at least three (3) Eurodollar Business Days' prior written notice (oR telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this ss.2.9 oF Eurodollar Rate Loans, in each case, specifying the proposed date of prepayment or repayment of Revolving Credit Loans and the principal amount to be paid. Each such partial prepayment shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Payments received from the Borrowers shall be applied PRO RATA to each Revolving Credit Lender in respect of its outstanding Commitment.

     SS.3. LETTERS OF CREDIT.

         SS.3.1. LETTER OF CREDIT COMMITMENTS.

         (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application, the Issuing Lender, on behalf of the Revolving Credit Lenders and in reliance upon the agreement of such Lenders set forth in ss.3.1(c) and upon the representations and warranties of the Borrowers contained herein, agrees to issue one or more standby letters of credit (individually, a "LETTER OF CREDIT"), in such form as may be requested from time to time by the Borrowers and agreed to by the Issuing Lender; PROVIDED, HOWEVER, that, after giving effect to such request, (i) the aggregate Maximum

     Drawing Amount of all Letters of Credit issued at any time under this ss.3.1(a) shall not exceed $80,000,000 and (ii) the aggregate Maximum Drawing Amount oF all Letters of Credit and all Unpaid Reimbursement Obligations PLUS the aggregate outstanding amount of Revolving Credit Loans PLUS the aggregate outstanding amount of Swing Line Loans shall not exceed the Total Commitment; and PROVIDED FURTHER that no Letter of Credit shall have an expiration date later than the earlier of (A) one year after the date of issuance of such Letter of Credit (subject to periodic extensions for periods not to exceed one year), or (B) thirty (30) days prior to the Revolving Credit Maturity Date.

         (b) Each Revolving Credit Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage thereof, to reimburse the Issuing Lender on demand for the amount of each draft paid by the Issuing Lender under each applicable Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to ss.3.2 (sucH agreement for a Lender being called herein the "LETTER OF CREDIT PARTICIPATION" of such Lender). The Issuing Lender shall not issue any Letter of Credit unless all of the conditions precedent under ss.11 hereof have been satisfied.

         (c) Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under ss.3.2 in an amount equal tO such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss.3.2.

         (d) All "Letters of Credit" (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall become Letters of Credit hereunder. The Revolving Credit Lenders' participations in such Letters of Credit will be reallocated on the Effective Date in accordance with each such Lender's applicable Commitment Percentage hereunder.

         (e) Each Letter of Credit so issued, extended or renewed shall be subject to either the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Lender in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Issuing Lender in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         (f) If any Borrower so requests in an application for a Letter of Credit, the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); PROVIDED that any such Auto-Renewal Letter of Credit must permit the Issuing Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than ten (10) days prior to the renewal date (the "NONRENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the renewal of such Letter of Credit at any time to an expiry date not later than thirty (30) days prior to the Revolving Credit Maturity Date; PROVIDED, however, that the Issuing Lender shall not permit any such renewal if (A) the Issuing Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two (2) Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in ss.11 is not then satisfied.

         SS.3.2. REIMBURSEMENT OBLIGATIONS OF THE BORROWERS. In order to induce the Issuing Lender to issue, extend and renew Letters of Credit and the Lenders to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Issuing Lender with respect to each Letter of Credit issued, extended or renewed by the Issuing Lender hereunder as follows:

         (a) if any draft presented under any Letter of Credit is honored by the Issuing Lender or the Issuing Lender otherwise makes payment with respect thereto, the sum of (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit PLUS (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender in connection with any payment made by the Issuing Lender under, or with respect to, such Letter of Credit, PROVIDED HOWEVER, if the Borrowers do not reimburse the Issuing Lender on the Drawdown Date, such amount shall, so long as no Event of Default under ss.ss.13.1(g) or 13.1(h) has occurred, become automatically a Revolving CreDIt Loan which is a Base Rate Loan advanced hereunder in an amount equal to such sum;

         (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations of the Borrowers;

         (c) upon the Revolving Credit Maturity Date, the termination of the Total Commitment or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.13, an amount equal to the then Maximum Drawing Amount of all Letters of Credit shall be paid bY the Borrowers to the Administrative Agent to be held as cash collateral for the Reimbursement Obligations of the Borrowers; and

         (d) the Borrowers promise to pay on the Revolving Credit Maturity Date all Unpaid Reimbursement Obligations on such date relating to Letters of Credit. All such payments shall be made together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

         Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this ss.3.2 at any time from the date such amounts become due and payable (whether as stated in this ss.3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the

     Administrative Agent on demand at the rate of interest specified in ss.5.6 for overdue amounts.

         SS.3.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Lender shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Issuing Lender, the Issuing Lender shall promptly notify the Lenders of the amount of any Unpaid Reimbursement Obligation. All such Unpaid Reimbursement Obligations with respect to Letters of Credit shall, PROVIDED that no Event of Default under ss.13(g) or ss.13(h) has occurred, become automatically a Revolving Credit Loan which iS a Base Rate Loan. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Lender, at the Administrative Agent's Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Issuing Lender for federal funds acquired by the Issuing Lender during each day included in such period, TIMES (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (c) a fraction, the numerator of which is the number of days that have elapsed from and including the date the Issuing Lender paid the draft presented for honor or otherwise made payment until the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Issuing Lender, and the denominator of which is 365. The responsibility of the Issuing Lender to the Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         SS.3.4. OBLIGATIONS ABSOLUTE. The Borrowers' respective obligations under thisss.3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any Lender or any beneficiary of a Letter of Credit. The Borrowers further agree with the Issuing Lender and the Revolving Credit Lenders that the Issuing Lender and the Revolving Credit Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligations under ss.3.2 shall not be affected by, among other things, the validity or genuineness of documents oR of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Issuing Lender and the Revolving Credit Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Issuing Lender or any Revolving Credit Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Issuing Lender or any Revolving Credit Lender to the Borrowers.

         SS.3.5. RELIANCE BY ISSUING LENDER. To the extent not inconsistent withss.3.3, the Issuing Lender shall be entitled to rely, and shall be fully protected in relying upon, any

Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender.

     SS.4. THE TERM LOAN.

         SS.4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, on the Effective Date, each Term Loan Lender agrees to lend to the Borrowers its Term Loan Percentage of the principal amount of $150,000,000.

         SS.4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT A-3 hereto (each a "TERM NOTE"), dated the Effective Date (or such other date on which a Term Loan Lender may become a party hereto in accordance with ss.19 hereof) anD completed with appropriate insertions. One Term Note shall be payable to the order of each Term Loan Lender in a principal amount equal to such Lender's Term Loan Percentage of the Term Loan and representing the obligation of the Borrowers to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Term Loan Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Term Loan Lender to make or cause to be made a notation on such Lender's Term Note Record reflecting the original principal amount of such Lender's Term Loan Percentage of the Term Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term Note, an appropriate notation on such Lender's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Term Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         SS.4.3. SCHEDULED INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrowers jointly and severally promise to pay to the Administrative Agent for the account of the Term Loan Lenders, in accordance with their respective Term Loan Percentages, the principal amount of the Term Loan in (a) six (6) consecutive annual installment payments or (b) in the event that the Term Loan Maturity Date is changed in accordance with the definition thereof, four (4) consecutive annual installment payments, in each case, each such payment equal to one percent (1%) of the notional amount of the Term Loan, and due and payable on each anniversary of the Effective Date, commencing on the first anniversary of the Effective Date, with a final additional payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

         SS.4.4. MANDATORY PREPAYMENTS OF TERM LOAN.

         SS.4.4.1. MANDATORY PREPAYMENTS.

         (a) In the event that Net Cash Proceeds received by the Borrowers and the Excluded Subsidiaries from asset sales exceed $5,000,000 per annum (other than asset sales in the ordinary course of business and sales permitted under ss.8.4.2(b)), the Borrowers will use anY such excess Net Cash Proceeds to pay down the Term Loan in the manner set forth in ss.4.4.2.

         (b) In the event that, after the Effective Date, any Borrower or any Excluded Subsidiary receives Net Cash Proceeds from a permitted debt offering in excess of $100,000,000 in the aggregate, the Borrowers shall use one-hundred percent (100%) of such excess Net Cash Proceeds to pay down the Term Loan in the manner set forth in ss.4.4.2.

         (c) In the event that, after the Effective Date, the Borrowers receive Net Equity Proceeds from Equity Offerings in excess of $125,000,000 in the aggregate (other than from Capital Stock issued as payment for Permitted Acquisitions and Capital Stock consisting of options or other forms of equity-based compensation issued to employees, consultants and directors in accordance with a bona fide compensation plan approved by the Board of Directors of the Parent) the Borrowers shall use fifty-percent (50%) of such excess Net Equity Proceeds to pay down the Term Loan in the manner set forth in ss.4.4.2.

         (d) The Borrowers shall use a percentage of Excess Operating Cash Flow in each fiscal year to pay down the Term Loan in the manner set forth in ss.4.4.2, which shall be payablE within three (3) days of delivery of the year-end financial statements to the Administrative Agent. The applicable percentage of Excess Operating Cash Flow is set forth in the table below opposite the applicable ratio of Consolidated Total Funded Debt to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of the Borrowers' fiscal year:


     --------------------------------------------- --------------------------------------------
      Ratio of Consolidated Total Funded Debt to     Percentage of Excess Operating Cash Flow
                 Consolidated EBITDA
     --------------------------------------------- --------------------------------------------
                 less than 3.00:1.00                                    0%
     --------------------------------------------- --------------------------------------------
     greater than or equal to 3.00:1.00 and less                       25%
                    than 3.50:1.00
     --------------------------------------------- --------------------------------------------
          greater than or equal to 3.50:1.00                           50%
     --------------------------------------------- --------------------------------------------


         SS.4.4.2. APPLICATION OF PAYMENTS. Each prepayment of the Term Loan required by ss.4.4.1 shall be allocated among the Term Loan Lenders in accordance with each such Lender's Term Loan Percentage. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount prepaid or repaid with respect to the Term Loan may be reborrowed. Any Term Loan Lender may decline to accept any payments due to such Term Loan Lender pursuant to this ss.4.4 in which case such declined payments shall be used to repay the Revolving CrediT Loans (but not reduce the Total Commitment) on a PRO RATA basis in accordance with each Lender's Commitment Percentage.

     SS.4.5. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrowers shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, in whole, or in part, upon not less than three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty (other than the obligation to reimburse the Term Loan Lenders and the Administrative Agent pursuant to ss.5.12 hereof, or aS otherwise stated herein), PROVIDED that
(a) each partial prepayment shall be in the principal amount of $1,000,000 or an integral multiple of $500,000 thereof, and (b) each partial prepayment shall be allocated among the Term Loan Lenders in accordance with such Lender's Term Loan Percentage. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount prepaid or repaid with respect to the Term Loan may be reborrowed.

     SS.4.6. INTEREST ON TERM LOAN.

         SS.4.6.1. INTEREST RATES. Except as otherwise provided in ss.5.6, the Term Loan shALl bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

         (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion thereof shall bear interest during such Interest Period at the Applicable Rate for Term Loans that are Base Rate Loans as in effect from time to time.

         (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion thereof shall bear interest during such Interest Period at the rate per annum equal to the Applicable Rate for Term Loans that are Eurodollar Rate Loans as in effect from time to time.

     The Borrowers jointly and severally promise to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period and on the Term Loan Maturity Date. Any change in the interest rate resulting from a change in the Base Rate is to be effective at the beginning of the day of such change in the Base Rate.

         SS.4.6.2. NOTIFICATION BY BORROWERS. The Borrowers shall notify the AdministrativE Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan (or any portion thereof) if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. The provisions of ss.5.11 and ss.5.12 shall apply MUTATIS MUTANDIS wITh respect to all or any portion of the Term Loan so that the Borrowers may have the same interest rate options with respect to all or any portion of the Term Loan as they would be entitled to with respect to Revolving Credit Loans, PROVIDED, HOWEVER, the Borrowers will have no more than ten (10) different maturities of Eurodollar Rate Loans (whether a portion of the Term Loan or Revolving Credit Loans) outstanding at any time. In the event that the Borrowers fail to give the Administrative Agent notice with respect to the continuation of any Eurodollar Rate Loan hereunder within three (3) days prior to the expiration of the Interest Period relating thereto, then such Eurodollar Rate Loan shall be converted to a Base Rate Loan.

         SS.4.6.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at thE Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which any regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

       SS.5. FEES; PAYMENTS; COMPUTATIONS; JOINT AND SEVERAL LIABILITY; CERTAIN GENERAL PROVISIONS.

         SS.5.1. FEES.

         (a) COMMITMENT FEE. The Borrowers jointly and severally in accordance with ss.5.9 agree (tO the fullest extent permitted by law) to pay to the Administrative Agent for the benefit of the Revolving Credit Lenders in accordance with their respective Commitment Percentages a commitment fee (the "COMMITMENT FEE") calculated at the rate per annum equal to the Applicable Rate with respect to the Commitment Fee as in effect from time to time on the average daily amount during each calendar quarter or portion thereof from the Effective Date to the Revolving Credit Maturity Date by which the Total Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans (including Swing Line Loans) during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         (b) LETTER OF CREDIT FEES.

         (i) The Borrowers jointly and severally in the case of Letters of Credit which are Financial L/Cs agree to pay, at the times specified in paragraph (iii) hereof, a fee (a "FINANCIAL L/C FEE") to the Administrative Agent for the benefit of the Revolving Credit Lenders, equal to the product of (A) the Letter of Credit Percentage MULTIPLIED BY (B) the Maximum Drawing Amount of each Financial L/C on the date of calculation, to be shared PRO RATA by each of such Lenders in accordance with their respective Commitment Percentages.

         (ii) The Borrowers jointly and severally in the case of Performance L/Cs agree to pay, at the times specified in paragraph (iii) hereof, a fee (a "PERFORMANCE L/C FEE") to the Administrative Agent for the benefit of the Revolving Credit Lenders, equal to fifty percent (50%) of the product of (A) the Letter of Credit Percentage MULTIPLIED BY (B) the Maximum Drawing Amount of each such Letter of Credit on the date of calculation, to be shared PRO RATA by each of such Lenders in accordance with their respective Commitment Percentages.

         (iii) The Financial L/C Fee and Performance L/C Fee and the Issuance Fee (as defined below) shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter and on the Revolving Credit Maturity Date with respect to the average daily Maximum Drawing Amount of Letters of Credit outstanding during such calendar quarter or portion thereof. In addition, the Borrowers jointly and severally agree to pay an issuing fee to the Issuing Lender for its account in an amount equal to one eighth of one percent (0.125%) per annum of the Maximum Drawing Amount of each Letter of Credit issued by the Issuing Lender, PLUS any customary issuance, amendment, negotiation or document examination and other administrative fees of such Issuing Lender in effect from time to time (the "ISSUANCE FEE").

         (c) The Borrowers shall also pay to the Administrative Agent for its own account and/or for the account of the Syndication Agent, the Co-Arrangers and the Lenders, such other fees as have been agreed to in writing from time to time by the Borrowers and the Agents, each as set forth in separate letter agreements between the Borrowers and the Agents.

         SS.5.2. PAYMENTS.

         (a) PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the applicable Lenders ratably in accordance with their respective Loan Percentages, the Issuing Lender and the Administrative Agent, to be received at such Administrative Agent's Office in immediately available funds by 1:00 p.m. (Boston time) on any due date. The Administrative Agent shall promptly distribute such amounts to the applicable Lenders.

         (b) NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. Except as otherwise provided in this ss.5.2, if any sucH obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent for the account of the applicable Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the applicable Lenders or the Administrative Agent to receive the same net amount which such Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         (c) NON-U.S. LENDERS. Each Lender that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "NON-U.S. LENDER") agrees that, if and to the extent it is legally able to do so, it shall, prior to the first date on which any payment is due to it hereunder, deliver to the Borrowers and the Administrative Agent such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including, (a) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and any other certificate or statement of exemption required by Treasury Regulations, establishing that, with respect to payments of principal, interest or fees hereunder, such Non-U.S. Lender is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Non-U.S. Lender of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S.

     Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers and to the effect that (i) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each Lender agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrowers' or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrowers and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto).

         (d) The Borrowers shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of United States federal withholding tax pursuant to ss.5.2(b) to the extent that (i) the obligation to withhold such amounts existed on the date such Non-U.S. Lender became a party to this Credit Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Lender as its applicable lending office, the date such Non-U.S. Lender designated such new lending office with respect to a Loan; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (c) above.

         (e) In the event that the Borrowers are required to make such deduction or withholding as a result of the fact that a Lender is a Non-U.S. Lender, such Lender shall use its reasonable best efforts to transfer its Loans to an affiliate that is a U.S. Lender if such transfer would have no adverse effect on such Lender or the Loans.

         SS.5.3. COMPUTATIONS. Except as otherwise expressly provided herein, all computations of interest, Commitment Fees, Financial L/C Fees, Performance L/C Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Computations of the interest on Base Rate Loans shall be based on a 365/366- day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

         SS.5.4. CAPITAL ADEQUACY. If any Lender or the Administrative Agent shall have determined that, after the date hereof, (a) the adoption of, or change in, any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or, application or administration thereof by any governmental authority, central bank or comparable agency with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, in either case, has or would have the effect of reducing the rate of return on such Lender's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then the Borrowers shall, within thirty (30) days after being presented with a certificate in accordance with ss.5.5, pay such Lender or (as the case maY be) the Administrative Agent such additional amount or amounts as will, in such Lender's or (as the case may be) the Administrative Agent's reasonable determination, fairly compensate such Lender or the Administrative Agent for such reduction in the return on capital. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

         SS.5.5. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.5.4 or ss.5.8 and a reasonable explanation of such amounts which are due, submitted by any Lender Or the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

         SS.5.6. INTEREST AFTER DEFAULT. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2.00%) above the rate of interest otherwise applicable to such Loans until such overdue amounts shall be paid in full (after as well as before judgment).

         SS.5.7. INTEREST LIMITATION. Notwithstanding any other term of this Credit Agreement or the Notes, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under the Notes by any Lender shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Lender under applicable laws (including, to the extent applicable, the provisions of ss.5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. ss.85).

         SS.5.8. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender, the Issuing Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) impose on any Lender, the Issuing Lender or the Administrative Agent any tax, levy, impost, duty, charge, fees, deduction or withholdings of any nature or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Lender's Commitment, the Letters of Credit or any class of loans or commitments or letters of credit of which any of the Loans, the Commitment or the

     Letters of Credit forms a part (other than taxes based upon or measured by the income or profits of such Lender, the Issuing Lender or the Administrative Agent), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender, the Issuing Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender or the Issuing Lender, or

         (d) impose on any Lender, the Issuing Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is:

         (e) to increase the cost to any Lender or the Issuing Lender of making, funding, issuing, renewing, extending or maintaining the Loans, such Lender's Commitment or any Letters of Credit; or

         (f) to reduce the amount of principal, interest, Reimbursement Obligation, fees or other amount payable to such Lender, the Issuing Lender or the Administrative Agent hereunder on account of such Lender's Commitment, the Loans, or drawings under the Letters of Credit, or

         (g) to require such Lender, the Issuing Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender, the Issuing Lender or the Administrative Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Lender, the Issuing Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender, the Issuing Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender, the Issuing Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum (after such Lender, the Issuing Lender or (as the case may be) the Administrative Agent shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

         SS.5.9. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

         (a) Each of the Borrowers is accepting joint and several liability for all of the Obligations hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents, the Issuing Lender and the

     Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations of the Borrowers.

         (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations of the Borrowers (including, without limitation, any Obligations arising under this ss.5.9), it being the intention of thE parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

         (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

         (d) The Obligations of each of the Borrowers under the provisions of this ss.5.9 constitutE full recourse obligations of each such Borrower enforceable against each such Borrower to the full extent of its properties and assets, to the fullest extent permitted by applicable law, irrespective of the validity, regularity or enforceability of this Credit Agreement against any other Borrower or any other circumstance whatsoever.

         (e) Except as otherwise expressly provided in this Credit Agreement, each of the Borrowers, to the fullest extent permitted by applicable law, hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Credit Agreement, notice of any action at any time taken or omitted by the Agents, the Issuing Lender or the Lenders under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower, to the fullest extent permitted by applicable law, hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each of the Borrowers, to the fullest extent permitted by applicable law, hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders, the Agents or the Issuing Lender at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Lenders, the Agents or the Issuing Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, to the fullest extent permitted by law, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Lenders, the Agents or the Issuing Lender with respect to the failure by any of the Borrowers to comply with any of its respective Obligations including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this ss.5.9, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this ss.5.9, it being the intention of each of the Borrowers that, so long as any of the ObligationS hereunder remain unsatisfied, the Obligations of such Borrowers under this ss.5.9 shall not be dischargeD except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this ss.5.9 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers, the Agents, the Issuing Lender or the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Agents, the Issuing Lender or the Lenders.

         (f) To the extent any Borrower makes a payment hereunder in excess of the aggregate amount of the benefit received by such Borrower in respect of the extensions of credit under the Credit Agreement (the "BENEFIT AMOUNT"), then such Borrower, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from each other Borrower such excess payment, PRO RATA, in accordance with the ratio of the Benefit Amount received by each such other Borrower to the total Benefit Amount received by all Borrowers, and the right to such recovery shall be deemed to be an asset and property of such Borrower so funding; PROVIDED, that each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Administrative Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Lenders or the Administrative Agent hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

         (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders, the Issuing Lender or either Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Lenders, the Issuing Lender or either Agent hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

         (h) Each of Borrowers hereby agrees that the payment of any amounts due with respect to the Indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrences and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any Indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such Indebtedness before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Borrower as trustee for the Administrative Agent and be paid over to the Administrative Agent for the PRO RATA accounts of the relevant Lenders (in accordance with each such Lender's Loan Percentage) to be applied to repay (or be held as security for the repayment of) the Obligations.

         (i) The provisions of this ss.5.9 are made for the benefit of the Agents, the Issuing LendeR and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Agents, the Issuing Lender or the Lenders first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this ss.5.9 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agents, the Issuing Lender or the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers or is repaid in good faith settlement of a pending or threatened avoidance claim, or otherwise, the provisions of this ss.5.9 wilL forthwith be reinstated in effect, as though such payment had not been made.

         (j) Each of the Borrowers hereby appoints the Parent, and the Parent hereby agrees, to act as its representative and authorized signor with respect to any notices, demands, communications or requests under this Credit Agreement or the other Loan Documents, including, without limitation, with respect to Loan and Letter of Credit Requests and Compliance Certificates and pursuant to ss.21 of thiS Credit Agreement.

         (k) It is the intention and agreement of the Borrowers and the Lenders that the obligations of the Borrowers under this Credit Agreement shall be valid and enforceable against the Borrower to the maximum extent permitted by applicable law. Accordingly, if any provision of this Credit Agreement creating any obligation of the Borrowers in favor of the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Borrowers and the Lenders that any balance of the obligation created by such provision and all other obligations of the Borrowers to the Lenders created by other provisions of this Credit Agreement shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Lenders may be otherwise entitled to collect from the Borrowers under this Credit Agreement to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Borrower's obligations under this Credit Agreement, it is the stated intention and agreement of the Borrowers and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Lenders from the Borrowers.

     SS.5.10. CURRENCY OF ACCOUNT. All of the Loans and Letters of Credit hereunder shall be denominated and payable in Dollars. If, for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency (the "FIRST CURRENCY") into any other currency (the "SECOND CURRENCY") the conversion shall be made at the Spot Rate of exchange of the Administrative Agent (as conclusively determined by such Administrative Agent absent manifest error) on the Business Day preceding the day on which the final judgment is given. If, however, on the Business Day following receipt by the Administrative Agent in the second currency of any sum adjudged to be due hereunder (or any proportion thereof) the Administrative Agent purchases the first currency with the amount of the second currency so received and the first currency so purchased falls short of the sum originally due hereunder in the first currency (or the same proportion thereof) the Borrowers, shall, as a separate obligation and notwithstanding any judgment, pay to the Administrative Agent in the first currency an amount equal to such shortfall.

     SS.5.11. ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS.

         (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Rate Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Loan shall be a Eurodollar Rate Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Rate Loan as such, PROVIDED that the Borrowers give notice to the Administrative Agent pursuant to ss.5.11(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent shall forthwith provide notice thereof to the Borrowers and each Lender, and each such notice to the Borrowers shall be considered PRIMA FACIE correct and binding, absent manifest error.

         (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Rate Loan or the conversion of any Base Rate Loan to a Eurodollar Rate Loan, or, in the case of an outstanding Eurodollar Rate Loan, the expiration date of the applicable Interest Period, the Borrowers shall give written, telex or telecopy notice received by the Administrative Agent not later than 11:00 a.m. (Boston time) of their election pursuant to ss.5.11(a). Each such notice delivered to the Administrative AgenT shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Rate Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Rate Loan, and such notice shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Administrative Agent notice of their election hereunder together with all of the other information required by this ss.5.11(b) with respect to any Loan, whether at the end oF an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan, and, if such Loan is an existing Eurodollar Rate Loan, shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. No Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Administrative Agent shall promptly notify the Lenders in writing (or by telephone confirmed in writing or by telecopy) of such election by the Borrowers hereunder.

         (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Revolving Credit Maturity Date, in the case of Revolving Credit Loans, or the Term Loan Maturity Date, in the case of Term Loans.

         (d) In no event shall the Borrowers have more than ten (10) different maturities of borrowings of Eurodollar Rate Loans outstanding at any time.

     SS.5.12. EURODOLLAR INDEMNITY. The Borrowers agree to indemnify the Lenders and the Administrative Agent and to hold them harmless from and against any reasonable loss, cost or expense (including loss of anticipated profits) that the Lenders and the Administrative Agent may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Lender or the Administrative Agent to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to ss.2.6 or ss.5.11 and (c) the making of any payment of a Eurodollar RAte Loan or the making of any conversion of any such Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans or upon a transfer of interest in Eurodollar Rate Loans to an Acceding Lender pursuant to ss.19(g).

     SS.5.13. ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE. Notwithstanding any other provision of this Credit Agreement if (a) any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, or (b) if any Lender or the Administrative Agent, as applicable shall reasonably determine with respect to Eurodollar Rate Loans that
(i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Lender or the Administrative Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Lender or the Administrative Agent of obtaining or maintaining the applicable Eurodollar Rate Loans during any Interest Period, then such Lender or the Administrative Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by such Lender or the Administrative Agent, the obligation of the Lenders and the Administrative Agent to make Eurodollar Rate Loans shall be suspended until the Lenders or the Administrative Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Rate Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts of such former Eurodollar Rate Loans. The Borrowers hereby agree promptly to pay to the Administrative Agent, for the account of the applicable Lenders or (as the case may be) the Administrative Agent, upon demand by such Lenders or the Administrative Agent, any additional amounts necessary to compensate such Lenders for any costs incurred in making any conversion in accordance with this ss.5.13, including any interest or fees payable by such Lenders or the

Administrative Agent to lenders of funds obtained in order to make or maintain its Eurodollar Rate Loans hereunder.

     SS.6. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant to thE Lenders, the Issuing Lender and the Agents that, on and as of the date of this Credit Agreement (any disclosure on a schedule pursuant to this ss.6 shall be deemed to apply to all relevant representations and warranties, regardless of whether such schedule is referenced in each relevant representation):

         SS.6.1. CORPORATE AUTHORITY.

         (a) INCORPORATION; GOOD STANDING. Each of the Borrowers (i) is a corporation (or similar business entity) duly organized, validly existing and in good standing or in current status under the laws of its respective jurisdiction of organization, (ii) has all requisite corporate (or the equivalent company or partnership) power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of such Borrower.

         (b) AUTHORIZATION. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate (or the equivalent company or partnership) authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate (or other) proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers so as to materially adversely affect the assets, business or any activity of the Borrowers, and (iv) do not conflict with any provision of the corporate charter, articles or bylaws (or equivalent other company or partnership documents) of the Borrowers or any agreement or other instrument binding upon the Borrowers, including, without limitation, the Indenture.

         (c) ENFORCEABILITY. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

         SS.6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrowers of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         SS.6.3. TITLE TO PROPERTIES; LEASES. The Borrowers own all of the assets reflected in the consolidated balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, Capitalized Leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     SS.6.4. FINANCIAL STATEMENTS; SOLVENCY.

         (a) FINANCIAL STATEMENTS. There has been furnished to the Lenders (i) consolidated balance sheets of the Parent and its Subsidiaries dated the Balance Sheet Date and consolidated statements of operations for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP or an independent accounting firm of national standing acceptable to the Lenders (the "ACCOUNTANTS"). Said balance sheets and statements of operations have been prepared in accordance with GAAP, fairly present in all material respects the financial condition of the Parent and its Subsidiaries, on a consolidated basis as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers as of such dates involving material amounts, known to the officers of the Borrowers which have not been disclosed in said balance sheets and the related notes thereto, as the case may be.

         (b) SOLVENCY. The Borrowers (both before and after giving effect to the transactions contemplated by this Credit Agreement, including the issuance of the Senior Subordinated Debt) are and will be solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

     SS.6.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there have occurred no material adverse changes in the financial condition or business of the Borrowers as shown on or reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date or the consolidated statements of income for the periods then ended other than changes in the ordinary course of business which have not had a material adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers. Since the Balance Sheet Date there has not been any Restricted Payment.

     SS.6.6. PERMITS, FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     SS.6.7. LITIGATION. Except as shown on SCHEDULES 6.7 and 6.16 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrowers, threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate materially adversely affect the properties, assets, financial condition or business of the Borrowers, considered as a whole, or materially impair the right of the Borrowers, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto and none of the scheduled matters individually or in the aggregate could reasonably be expected to have a material adverse effect on the properties, assets, financial condition or business of the Borrowers as a whole.

     SS.6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers as a whole. None of the Borrowers is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers as a whole, except as otherwise reflected in adequate reserves.

     SS.6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrowers is violating any provision of its charter documents or by-laws (or equivalent company documents) or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers.

     SS.6.10. TAX STATUS. The Borrowers have made or filed all United States federal and state income and all Canadian federal and provincial or territorial income, as applicable, and all other tax returns, reports and declarations required by any jurisdiction to which any of them are subject (unless and only to the extent that any Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply to the extent required in accordance with GAAP. All tax returns, report and declarations required by any jurisdiction accurately disclose (except for discrepancies which are not material) the amount of tax payable by the Borrowers in the relevant jurisdiction except for the amounts being contested in good faith by the Borrowers. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

     SS.6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     SS.6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     SS.6.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens and as set forth on SCHEDULE 8.2(F) hereto, there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which covers, affects or gives notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or rights thereunder.

     SS.6.14. EMPLOYEE BENEFIT PLANS.

         (a) IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other Persons handling plan funds as required by ss.412 of ERISA. Each Borrower has heretofore delivered to the Administrative Agent the most recentlY completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

         (b) TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverAge subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. A Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower without liability to any Person other than for claims arising prior to termination.

         (c) GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of aN accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and no Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA oR ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of whicH have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

         (d) MULTIEMPLOYER PLANS. No Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assetS described in ss.4204 of ERISA. No Borrower nor any ERISA Affiliate has been notified that anY Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

     SS.6.15. USE OF PROCEEDS. The proceeds of the Loans shall be used (a) to refinance the existing Indebtedness of the Borrowers under the Existing Credit Agreement, (b) to fund Permitted Acquisitions, (c) for Capital Expenditures and
(d) for working capital and other
general corporate purposes. No proceeds of the Loans are to be used, and no portion of any Letter of Credit is to be obtained, in any way that will violate Regulations U or X of the Board of Governors of the Federal Reserve System. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

     SS.6.16. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Properties and the operations conducted thereon and, based upon such diligent investigation, have determined that, except as shown on SCHEDULE 6.16:

         (a) none of the Borrowers or Excluded Subsidiaries, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under RCRA, CERCLA, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local or Canadian federal or provincial statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "ENVIRONMENTAL LAWS"), which violation would have a material adverse effect on the business, assets or financial condition of the Parent and its Subsidiaries on a consolidated basis; and

         (b) (i) except where it would not have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis, no portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrowers, or, to the Borrowers' knowledge by any other operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties; and (iii) to the Borrowers' knowledge, there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property.

     SS.6.17. PERFECTION OF SECURITY INTERESTS. All filings, assignments, pledges and deposits of documents or instruments have been made or will be made and all other actions have been taken or will be taken that are necessary under applicable law, or reasonably requested by the Administrative Agent or any of the Lenders, to establish and perfect the Administrative Agent's security interests (as collateral agent for the Lenders and the Agents) in the Collateral to the extent required pursuant to ss.12. The Collateral and thE Administrative Agent's rights (as collateral agent for the Lenders and the Agents) with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for Permitted Liens. The Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     SS.6.18. CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 6.18 or as permitted in ss.8.3, and except for arm's length transactions pursuant to which the Borrowers make payments in the ordinarY course of business upon terms no less favorable than the Borrowers could obtain from third parties, none of the officers, directors, or employees of the Borrowers are presently a party to any transaction with the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, the value of such transaction, when aggregated with all other such transactions occurring during the term of this Credit Agreement, exceeds $5,000,000.

     SS.6.19. SUBSIDIARIES. SCHEDULE 1 (as updated from time to time pursuant toss.7.19) sets forth a complete and accurate list of the Parent's Subsidiaries, including the name of each Subsidiary and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of Capital Stock of each Subsidiary. Each Subsidiary is directly or indirectly wholly-owned by the Parent. The Parent or a Subsidiary of the Parent has good and marketable title to all of the shares it purports to own of the Capital Stock of each Subsidiary, free and clear in each case of any lien. All such shares of Capital Stock have been duly issued and are fully paid and non-assessable. Each Subsidiary of the Parent, other than the Excluded Subsidiaries, is a Borrower hereunder.

     SS.6.20. CAPITALIZATION.

         (a) CAPITAL STOCK. As of January 21, 2003, the authorized Capital Stock of the Parent consists of (i) 100,000,000 shares of Class A common stock (par value $.01 per share) authorized of which 22,739,148 shares are outstanding, (ii) 1,000,000 shares of Class B common stock (par value $.01 per share) authorized of which 988,200 shares are outstanding, and (iii) 1,000,000 shares of preferred stock (par value $.01 per share) authorized of which 55,750 shares of Series A Preferred Stock are outstanding and held by the Series A Holders. All such outstanding shares of Capital Stock have been duly issued and are fully paid and non-assessable.

         (b) OPTIONS, ETC. As of the Effective Date, except as set forth on
     SCHEDULE 6.20(B), no Person has outstanding any rights (either pre-emptive or other) or options (except for the options for common stock or other forms of equity-based compensation issued to employees, consultants or directors in accordance with a bona fide compensation plan approved by the Board of Directors of the Parent) to subscribe for or purchase from the Parent, or any warrants or other agreements providing for or requiring the issuance by the Parent of, any capital stock or any securities convertible into or exchangeable for its capital stock.

     SS.6.21. TRUE COPIES OF CHARTER AND OTHER DOCUMENTS. The Borrowers have furnished the Administrative Agent copies, in each case true and complete as of the Effective Date, of (a) all charter and other incorporation or constituent documents (together with any amendments thereto) and (b) by-laws (or equivalent company documents) (together with any amendments thereto).

     SS.6.22. DISCLOSURE. No representation or warranty made by the Borrowers in this Credit Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Lenders or the Administrative Agent by or on behalf of or at the request of the Borrowers in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         SS.6.23. GUARANTEES OF EXCLUDED SUBSIDIARIES. Except as permitted underss.8.1 orss.8.3, no Borrower has executed a guarantee with respect to debt incurred by an Excluded Subsidiary.

         SS.6.24. OBLIGATIONS CONSTITUTE "SENIOR DEBT". The Obligations of the Borrowers hereunder are and will continue to be "Senior Debt" and "Designated Senior Debt" under and as defined in the Indenture.

     SS.7. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers covenant and agree that, so long as anY Obligation or any Letter of Credit is outstanding or the Lenders have any obligation to make Loans or the Issuing Lender has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Lenders have any obligations to reimburse the Issuing Lender for drawings honored under any Letter of Credit hereunder:

         SS.7.1. PUNCTUAL PAYMENT. Each Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Credit Agreement and the other Loan Documents for which it is liable, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         SS.7.2. MAINTENANCE OF OFFICE. The Borrowers will maintain their chief executive offices at the locations set forth on the Perfection Certificates delivered pursuant to ss.10.12, or at such otheR place in the United States of America as each Borrower shall designate upon thirty (30) days' prior written notice to the Administrative Agent.

         SS.7.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves and (c) at all times engage Pricewaterhouse Coopers LLP or other independent certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of the Parent and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Parent and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.

         SS.7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to the Administrative Agent and each of the Lenders the following:

         (a) as soon as practicable, but, in any event not later than ninety
     (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheets of the Borrowers and their Subsidiaries as at the end of such year, statements of cash flows, and the related consolidated statements of operations, setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared, in accordance with GAAP and Certified by the Accountants. In addition, simultaneously therewith, the Borrowers will use their best efforts to provide the Lenders with a written statement from such Accountants to the effect that the Borrowers are in compliance with the covenants set forth in ss.9 hereof, and that, in making thE examination necessary to said certification, nothing has come to the attention of such Accountants that would indicate that any Default or Event of Default exists, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED, that such Accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

         (b) as soon as practicable, but in any event not later than forty-five
     (45) days after the end of each fiscal quarter of the Borrowers, copies of the consolidated balance sheets and statement of operations of the Borrowers and their Subsidiaries as at the end of such quarter, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP with a certification by the principal financial or accounting officer of the Borrowers (the "CFO") that such consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers and their Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended;

         (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, (i) a statement in the form of EXHIBIT C hereto (the "COMPLIANCE CERTIFICATE") certified by the CFO that the Borrowers are in compliance with the covenants contained in ss.7, ss.8 and ss.9 hereof As of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance, PROVIDED that, if the Borrowers shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers will include in such Compliance Certificate or otherwise deliver forthwith to the Lenders a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto and attaching, in the event such Default or Event of Default relates to Environmental Matters, a certificate in the form attached hereto as EXHIBIT D (the "ENVIRONMENTAL COMPLIANCE CERTIFICATE");

         (d) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent or any of the Borrowers to the extent the same are not available on EDGAR;

         (e) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, copies of the Borrowers' revenue, EBITDA and pre-tax reports, all in reasonable detail and prepared in accordance with GAAP;

         (f) as soon as practicable, but in any event not later than fifteen
     (15) days prior to the commencement of each fiscal year of the Borrowers and the Excluded Subsidiaries, a copy of the annual budget, projections and business plan for the Borrowers and the Excluded Subsidiaries for such fiscal year; and

         (g) from time to time such other financial data and other information (including accountants' management letters) as the Lenders may reasonably request.

     The Borrowers hereby authorize the Lenders to disclose any information obtained pursuant to this Credit Agreement to all appropriate governmental regulatory authorities where required by law; PROVIDED, HOWEVER, that the Lenders shall, to the extent practicable and allowable under law, notify the Borrowers within a reasonable period prior to the time any such disclosure is made; and PROVIDED FURTHER, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Lenders of any such information which any Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

         SS.7.5. LEGAL EXISTENCE AND CONDUCT OF BUSINESS. Except where the failure of a Borrower to remain so qualified would not materially adversely impair the financial condition of the Borrowers on a consolidated basis, each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, legal rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; use its best efforts to comply with all applicable laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers, on a consolidated basis. Each Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

         SS.7.6. MAINTENANCE OF PROPERTIES. The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this section shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the business of the Borrowers on a consolidated basis.

         SS.7.7. INSURANCE. The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters' insurance, including self-insurance, of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers. In addition, the Borrowers will furnish from time to time, upon the Administrative Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Administrative Agent and, if requested by the Administrative Agent, will furnish to the Administrative Agent copies of the applicable policies naming the Administrative Agent as a loss payee thereunder.

         SS.7.8. TAXES. The Borrowers will each duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States or Canada or a political division thereof which in the aggregate are not material to the business or assets of any Borrower on an individual basis or of the Borrowers on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

         SS.7.9. INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS. The Borrowers shall permit the Lenders, the Agents or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrowers, to examine the books of account of the Borrowers (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such times and intervals as the Lenders or the Agents may reasonably request.

         SS.7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL LICENSES AND PERMITS. Each Borrower will, and will cause the Excluded Subsidiaries to, (a) comply with the provisions of its charter documents, articles of incorporation, other constituent documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; (b) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits hereto ("APPLICABLE LAWS"), except where noncompliance with such Applicable Laws would not have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrowers and the Excluded Subsidiaries; (c) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound; (d) maintain all material operating permits for all landfills now owned or hereafter acquired; and (e) dispose of hazardous waste only at licensed disposal facilities operating, to the best of such Borrower's knowledge after reasonable inquiry, in compliance with Environmental Laws. If at any time while the Notes, any Loan or Letter of Credit is outstanding or any Lender, the Issuing Lender or any Agent has any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Lenders with evidence thereof.

         SS.7.11. ENVIRONMENTAL INDEMNIFICATION. The Borrowers covenant and agree that they will jointly and severally, in accordance with ss.5.9, indemnify and hold the Agents, the Issuing Lender and thE Lenders, and their respective affiliates, agents, directors, officers and shareholders, harmless from and against any and all claims, expense, damage, loss or liability incurred by such indemnified parties (including all costs of legal representation incurred by such indemnified parties) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrowers, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrowers that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Agents and the Lenders and their respective successors and assigns.

         SS.7.12. FURTHER ASSURANCES. The Borrowers will cooperate with the Lenders and the Agents and execute such further instruments and documents as the Lenders or the Agents shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement.

         SS.7.13. NOTICE OF POTENTIAL CLAIMS OR LITIGATION. The Borrowers shall deliver to the Lenders and the Agents, within thirty (30) days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is in excess of $2,500,000, or could otherwise reasonably be expected to have a material adverse effect on the business of the Borrowers as a whole, together with a copy of each such notice received by any Borrower or the Excluded Subsidiaries.

         SS.7.14. NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS.

         (a) The Borrowers will provide the Lenders and the Agents with written notice as to any material cancellation or material adverse change in any insurance of any of the Borrowers within ten (10) Business Days after such Borrower's receipt of any notice (whether formal or informal) of such material cancellation or material change by any of its insurers.

         (b) The Borrowers will promptly notify the Lenders and the Agents in writing of any of the following events:

         (i) upon any Borrower's obtaining knowledge of any violation of any Environmental Law which violation could have a material adverse effect on the business, financial condition, or assets of the Borrowers on a consolidated basis;

         (ii) upon any Borrower's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could materially affect the business, financial condition, or assets of the Borrowers on a consolidated basis;

        (iii) upon any Borrower's receipt of any notice of any material violation of any Environmental Law or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including any federal, state, provincial, territorial or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower's or any Person's operation of the Real Property, (B) the presence or Release of Hazardous Substances on, from, or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower or its predecessors are alleged to have directly or indirectly Released Hazardous Substances, and with respect to which the liability associated therewith could be reasonably expected to exceed $2,500,000; or

         (iv) upon any Borrower's obtaining knowledge that any expense or loss which individually or in the aggregate exceeds $1,000,000 has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower may be liable or for which a lien may be imposed on the Real Property.

         SS.7.15. NOTICE OF DEFAULT. The Borrowers will promptly notify the Lenders and the Agents in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of Indebtedness, indenture or other obligation evidencing Indebtedness in excess of $1,000,000 (including, without limitation, the Indenture) as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Lenders and the Agents, describing the notice of action and the nature of the claimed default.

         SS.7.16. CLOSURE AND POST CLOSURE LIABILITIES. The Borrowers shall at all times adequately accrue, in accordance with GAAP, and fund, as required by applicable Environmental Laws, all closure and post closure liabilities with respect to the operations of the Borrowers.

         SS.7.17. SUBSIDIARIES. The Parent shall at all times directly or indirectly through a Subsidiary own all of the shares of the Capital Stock of each Subsidiary of the Parent.

         SS.7.18. INTEREST RATE PROTECTION. The Borrowers will, within ninety
(90) days of the Effective Date, have a minimum aggregate amount of not less than 30% of the notional amount of Consolidated Total Funded Debt as of the Effective Date on a fixed rate long term basis (whether through Swap Contracts or as a result of having a fixed rate of interest by its terms) on terms and conditions reasonably acceptable to the Administrative Agent.

         SS.7.19. ADDITIONAL BORROWERS. To the extent that such creation or acquisition is permitted under this Credit Agreement, all newly-created or newly-acquired Subsidiaries (other than Excluded Subsidiaries) shall become Borrowers hereunder by signing allonges to the Notes, entering into a joinder and affirmation to this Credit Agreement in substantially the form of EXHIBIT F attached hereto (a "JOINDER Agreement") providing that such Subsidiary shall become a Borrower hereunder, and providing such other documentation as the Lenders or the Administrative Agent may reasonably request including, without limitation, documentation with respect to conditions noted in ss.10 hereof. In such event, the Administrative Agent is herebY authorized by the parties to amend SCHEDULE 1 hereto to include such Subsidiary as a Borrower hereunder.

     SS.8. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. The Borrowers covenant and agree that, so long as anY Obligation or any Letter of Credit is outstanding or the Lenders have any obligation to make Loans or the Issuing Lender has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Lenders have any obligations to reimburse the Issuing Lender for drawings honored under any Letter of Credit hereunder:

         SS.8.1. RESTRICTIONS ON INDEBTEDNESS. None of the Borrowers or Excluded Subsidiaries shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

         (a) Indebtedness of the Borrowers to the Lenders, the Issuing Lender and the Agents arising under this Credit Agreement and the Loan Documents;

         (b) Subject toss.8.9, Seller Subordinated Debt not to exceed $15,000,000 in aggregate outstanding principal amount at any time;

         (c) Existing Indebtedness of the Borrowers with respect to loans and Capitalized Leases listed on SCHEDULE 8.1(C), on the terms and conditions in effect as of the date hereof, together with any renewals, extensions or refinancings thereof on terms which are not materially different than those in effect as of the Effective Date;

         (d) Endorsements for collection, deposit or negotiation and warranties of products or services (including unsecured performance and payment bonds ("PERFORMANCE BONDS")), in each case incurred in the ordinary course of business;

         (e) Indebtedness of the Borrowers incurred in connection with the acquisition or lease of any equipment by the Borrowers under any Synthetic Lease, Capitalized Lease or other lease arrangement or purchase money financing; PROVIDED that the aggregate outstanding principal amount of such Indebtedness of the Borrowers (including Indebtedness of such type listed on SCHEDULE 8.1(C)) shall not exceed $30,000,000 at any time;

         (f) Indebtedness of the Borrowers in respect of Swap Contracts satisfactory to the Administrative Agent;

         (g) Indebtedness of the Borrowers under fuel price swaps, fuel price caps, and fuel price collar or floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices with respect to fuel purchased in the ordinary course of business of the Borrowers ("FUEL DERIVATIVES OBLIGATIONS"), PROVIDED that the aggregate notional amount of such agreements do not exceed $10,000,000 outstanding at any time, the maturity of such agreements do not exceed thirty-six (36) months, and the terms are consistent with past practices of the Borrowers;

         (h) Other unsecured Indebtedness incurred in connection with the acquisition by the Borrowers of real or personal property, including any Indebtedness incurred with respect to non-compete payments in connection with such acquisition(s), PROVIDED that the aggregate outstanding principal amount of such Indebtedness of the Borrowers shall not exceed $15,000,000 at any time;

         (i) Intercompany Indebtedness among the Borrowers;

         (j) Indebtedness with respect to mandatory redemption obligations as set forth in the Series A Certificate and accrued dividends on the Borrower's preferred stock; PROVIDED that no Restricted Payments shall be made with respect to such Indebtedness during the term of this Credit Agreement except as set forth in ss.8.6 hereof, or as otherwise permitted by the prior written consent oF the Required Lenders;

         (k) Senior Subordinated Debt not to exceed $250,000,000 in aggregate principal amount;

         (l) Surety and similar bonds and completion bonds and bid guarantees provided by or issued on behalf of the Borrowers with respect to the closure, final-closure and post-closure liabilities related to landfills owned or operated by the Borrowers; PROVIDED that the aggregate amount of such Indebtedness shall not exceed $70,000,000 at any time outstanding;

         (m) indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the Permitted Acquisitions or permitted dispositions of Capital Stock or assets of the Borrowers; PROVIDED that the maximum aggregate liability in respect of all such obligations shall at no time exceed the gross proceeds, including non-cash proceeds, (the fair market value of such non-cash proceeds being measured at the time received or paid and without giving effect to any subsequent changes in value) actually received or paid by the Borrowers in connection with such Permitted Acquisition or disposition;

         (n) Indebtedness arising in connection with (i) the acquisition by the Parent of the Capital Stock of Hardwick Landfill, Inc., a Massachusetts corporation ("HARDWICK"), pursuant to the terms of that certain Stock Purchase Agreement, dated as of January 3, 2003 (the "HARDWICK PURCHASE AGREEMENT"), by and among the Parent, Hardwick and the shareholders of Hardwick; PROVIDED that the original principal amount of such Indebtedness does not exceed $2,000,000, and (ii) the exercise by any Borrower of the option to purchase the Capital Stock or the assets of Roach Enterprises, LLC pursuant to the terms and conditions set forth in the Purchase Option Agreement attached as EXHIBIT D to the Hardwick Purchase Agreement (the "HARDWICK OPTION AGREEMENT"); PROVIDED that the original principal amount of such Indebtedness does not exceed 25% of the Base Purchase Price (as defined in the Hardwick Option Agreement), and is calculated as set forth in the applicable provisions of the Hardwick Option Agreement; and

         (o) Guarantees of Indebtedness permitted pursuant to this ss.8.1 made by any of thE Borrowers or their Subsidiaries, the amount of such guarantees not to exceed the amount of the underlying Indebtedness.

         SS.8.2. RESTRICTIONS ON LIENS. None of the Borrowers or Excluded Subsidiaries will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, EXCEPT as follows (the "PERMITTED LIENS"):

         (a) Liens on property to secure Indebtedness permitted under ss.8.1(e) hereof, provided thaT such Liens (i) shall encumber only the specific equipment being financed or leased, (ii) shall not exceed the fair market value thereof and (iii) shall not encumber property with an aggregate value in excess of $30,000,000;

         (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue and government liens in existence less than 90 days from the date of creation thereof to secure taxes, assessments, charges, levies or claims being contested in good faith by appropriate proceedings if the Borrower shall have set aside on its books adequate reserves with respect thereto;

         (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

         (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

         (e) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of Real Property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the respective Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

         (f) Liens existing as of the date hereof securing Indebtedness permitted underss.8.1(c) hereof and listed on SCHEDULE 8.2(F) hereto;

         (g) Liens granted pursuant to the Security Documents to secure the Obligations (provided that secured Obligations hereunder with respect to Fuel Derivatives Obligations with Lenders shall not exceed $10,000,000 in the aggregate); and

         (h) Liens granted (i) on the Capital Stock of Hardwick to secure the Indebtedness permitted under ss.8.1(n)(i) and the contingent royalty payment obligations of the Parent under thE Hardwick Purchase Agreement; PROVIDED that such Liens shall be subordinated and second in priority to the Administrative Agent's first priority Liens on such Capital Stock pursuant to the provisions of the Collateral Pledge Agreement attached as EXHIBIT E to the Hardwick Purchase Agreement and a Subordination Agreement in the form of EXHIBIT E to the Existing Credit Agreement, with such changes as the Administrative Agent has previously approved, (ii) on the Capital Stock of Roach Enterprises, LLC or the Borrower exercising the option under the Hardwick Option Agreement and securing the Indebtedness permitted under ss.8.1(n)(ii) and the contingent royalty payment obligations of such Borrower under thE Hardwick Option Agreement, and (iii) on landfills acquired by a Borrower securing the landfill royalty payment obligations of such Borrower so long as the Administrative Agent shall have been granted a first mortgage on such landfills; PROVIDED, that, in the case of each of clause (ii) and (iii) above, such Liens shall be subordinated and second in priority to the Administrative Agent's first priority Liens on the Capital Stock or landfills, as applicable, on terms and conditions satisfactory in all respects to the Administrative Agent.

         SS.8.3. RESTRICTIONS ON INVESTMENTS. None of the Borrowers shall make or permit to exist or to remain outstanding any other Investment other than:

         (a) Investments in obligations of the United States of America or Canada and agencies thereof and obligations guaranteed by the United States of America or Canada that are due and payable within one (1) year from the date of acquisition;

         (b) certificates of deposit, time deposits, bankers' acceptances or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof or Canada and having total assets in excess of $1,000,000,000;

         (c) commercial paper maturing not more than nine (9) months from the date of issue, PROVIDED that, at the time of purchase, such commercial paper is not rated lower than "P-1" by Moody's or "A-1" by S & P;

         (d) Investments associated with insurance policies required or allowed by state or provincial law to be posted as financial assurance for landfill closure and post-closure liabilities;

         (e) Investments by any Borrower in any wholly-owned Subsidiary which is also a Borrower;

         (f) Investments existing on the Effective Date and listed on SCHEDULE 8.3(F) hereto;

         (g) any money market account, short-term asset management account or similar investment account maintained with one of the Lenders;

         (h) loans made to employees in an aggregate amount not to exceed $2,000,000 at any time outstanding;

         (i) up to $10,000,000 in Investments in the Insurance Subsidiary at any time outstanding;

         (j) Existing Investments in the Excluded Subsidiaries (other than the Insurance Subsidiary) listed on SCHEDULE 8.3(F) hereto;

         (k) Investments made after the Effective Date in the Cellulose Joint Venture and the New Heights Investment to the extent that the aggregate amount of such Investments does not exceed the aggregate amount of actual cash dividends and cash partnership or limited liability company distributions received by the Borrowers therefrom since the Effective Date;

         (l) Investments in the form of Permitted Acquisitions permitted pursuant toss.8.4.1; and

         (m) other Investments not to exceed $15,000,000 in the aggregate at any time outstanding (including, without limitation, Investments made after the Effective Date in the Cellulose Joint Venture and the New Heights Investment in excess of actual cash dividends and partnership or limited liability company distributions received by the Borrowers from the Cellulose Joint Venture and the New Heights Investment after the Effective
     Date);

     PROVIDED; that none of the Borrowers shall make or permit to exist or to remain outstanding any Investment in any Subsidiary unless both before and after giving effect thereto there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment.

     SS.8.4. MERGERS, CONSOLIDATIONS, SALES.

         ss.8.4.1. MERGERS AND ACQUISITIONS. The Borrowers will not become a party to anY merger, amalgamation, or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of, or asset or stock acquisitions between, existing Borrowers and except as otherwise provided in this ss.8.4.1. The Borrowers may purchase or otherwise acquire all oR substantially all of the assets or stock or other equity interests of any other Person (a "PERMITTED ACQUISITION") PROVIDED
THAT:

         (a) the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of its covenants and agreements contained in this Credit Agreement, including the financial covenants in ss.9 hereof on a pro forma historicaL combined basis as if the transaction occurred on the first day of the period of measurement;

         (b) at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder;

         (c) the business to be acquired is predominantly in the same lines of business as the Borrowers, or businesses reasonably related or incidental thereto (e.g., non-hazardous solid waste collection, transfer, hauling, recycling, or disposal);

         (d) the business to be acquired operates predominantly in the United States or Canada;

         (e) (i) in the case of an asset acquisition, all of the assets acquired shall be acquired by an existing Borrower or a newly-created Subsidiary of the Parent, which Subsidiary shall become a Borrower hereunder in accordance with ss.7.19, and 100% of its Capital Stock anD its assets shall be pledged simultaneously with such acquisition to the Administrative Agent for the benefit of the Lenders and the Agents or, (ii) in the case of an acquisition of Capital Stock, the acquired company, simultaneously with such acquisition, shall become a Borrower in accordance with ss.7.19 and 100% of its Capital Stock and its assets shall be pledgeD simultaneously with such acquisition to the Administrative Agent for the benefit of the Lenders and the Agents or the acquired company shall be merged or amalgamated with and into a wholly-owned Subsidiary that is a Borrower and such newly-acquired or newly-created Subsidiary shall otherwise comply with the provisions of ss.7.19 hereof;

         (f) if the total consideration in connection with any such acquisition, including the aggregate amount of all liabilities assumed, but excluding the payment of all fees and expenses relating to such purchase, exceeds $5,000,000 (a "MATERIAL ACQUISITION"), then not later than seven (7) days prior to the proposed acquisition date, the Borrowers shall furnish the Administrative Agent with (i) a copy of the purchase agreement, (ii) its audited (if available, or otherwise unaudited) financial statements for the preceding two (2) fiscal years or such shorter period of time as such entity or division has been in existence, (iii) a summary of the Borrowers' results of their standard due diligence review, (iv) in the case of a landfill acquisition or if the target company owns a landfill, a review by a Consulting Engineer and a copy of the Consulting Engineer's report, (v) a Compliance Certificate demonstrating compliance with ss.9 on a pro forma historical combined basis as if the transactioN occurred on the first day of the period of measurement, (vi) written evidence that the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired have approved such acquisition, and (vii) such other information as the Administrative Agent may reasonably request, which in each case shall be in form and substance acceptable to the Administrative Agent;

         (g) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired shall have approved such acquisition;

         (h) if such acquisition is made by a merger or amalgamation, a Borrower, or a wholly-owned Subsidiary of the Parent (which may be the acquired company) which shall become a Borrower in connection with such merger, shall be the surviving entity; and

         (i) cash consideration to be paid by any Borrower in connection with any acquisition or series of related acquisitions (including cash deferred payments, contingent or otherwise, and the aggregate amount of all liabilities assumed or, in the case of a stock acquisition, including all liabilities of the target company) shall not exceed $15,000,000 without the consent of the Administrative Agent and the Required Lenders.

         SS.8.4.2. DISPOSITIONS OF ASSETS. Except as otherwise provided in this ss.8.4.2, none of the Borrowers will become a party to or agree to or effect any disposition of assets; PROVIDED that, subject to ss.4.4.1, so long as no Default or Event of Default has occurred and is continuing, during thE term of this Credit Agreement, the Borrowers may (a) sell or transfer assets in connection with an asset swap having an aggregate fair market value not in excess of 5% of Consolidated Total Assets (the "Basket"), for fair and reasonable value, as determined by the board of directors of the Parent in good faith and evidenced by a resolution of such directors which shall be delivered by the Parent to the Administrative Agent prior to the consummation of such sale or transfer, and, in the case of an asset swap, so long as such asset swap in the reasonable business judgement of the Parent does not have a material adverse effect on the business or financial condition of the Borrowers and (b) sell the Capital Stock or assets of the Specified Entities. Notwithstanding the foregoing, the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets or assets that are no longer useful, in each case in the ordinary course of business consistent with past practices, are permitted hereunder without being charged against the Basket.

         SS.8.5. SALE AND LEASEBACK. None of the Borrowers shall enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Required Lenders.

         SS.8.6. RESTRICTED PAYMENTS. None of the Borrowers will make any Restricted Payments except that, (a) any Subsidiary may declare or pay cash Distributions to the Parent, (b) the Parent may cause quarterly Distributions on its preferred stock (including the Series A Preferred Stock) to accrue and be added to the liquidation value of such preferred stock, and (c) the Parent may convert all or a portion of the Series A Preferred Stock into shares of its common stock; PROVIDED, however, that such conversion shall not be made unless permitted under the terms of the Senior Subordinated Debt Documents. In addition, except as otherwise expressly permitted in this ss.8.6, the Borrowers shall not prepay, redeem, convert, retire, repurchase or otherwise acquirE shares of any class of Capital Stock (including the Series A Preferred Stock) of the Borrowers or Excluded Subsidiaries without the prior written consent of the Administrative Agent and the Required Lenders.

         SS.8.7. EMPLOYEE BENEFIT PLANS. None of the Borrowers nor any ERISA Affiliate will:

         (a) engage in any "prohibited transaction" within the meaning ofss.406 of ERISA orss.4975 oF the Code which could result in a material liability for any Borrower; or

         (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to ss.302(f) or ss.4068 of ERISA; or

         (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant toss.307 of ERISA orss.401(a)(29) of the Code;

         (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of thE aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Lenders a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each GuaranteeD Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Lenders any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and
4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, or 4245 of ERISA.

         SS.8.8. PREPAYMENTS OF CERTAIN OBLIGATIONS; MODIFICATIONS OF SUBORDINATED DEBT. None of the Borrowers will, nor will they permit their Subsidiaries to, (a) amend, supplement or otherwise modify the terms of any Subordinated Debt; PROVIDED, that the Borrowers may amend, supplement or otherwise modify the terms of any Seller Subordinated Debt with the consent of the Administrative Agent if, in the judgment of the Administrative Agent, such amendments, supplements or modifications do not adversely effect the rights of the Lenders, or (b) prepay, redeem or repurchase or issue any notice or offer of redemption with respect to, elect to make, or effect, a defeasance with respect to, or take any other action which would require the Borrowers or any of their Subsidiaries to, prepay, redeem or repurchase any of the Subordinated Debt, (c) make any payments with respect to any Seller Subordinated Debt other than scheduled payments of principal and interest as and to the extent permitted under the applicable Subordination Agreements, PROVIDED that no Default or Event of Default shall have occurred or be continuing on the date of such payment, nor would be created by the making of such payment, or (d) make any payments with respect to any Senior Subordinated Debt other than scheduled payments of interest as and to the extent permitted under the Indenture, PROVIDED that no Default or Event of Default shall have occurred or be continuing on the date of such payment, nor would be created by the making of such payment.

         SS.8.9. NEGATIVE PLEDGES AND UPSTREAM LIMITATIONS. The Borrowers will not, nor will they permit their Subsidiaries to (a) enter into or permit to exist any agreement or arrangement (excluding this Credit Agreement, the other Loan Documents and the Indenture) which directly or indirectly prohibits the creation or assumption or incurrence by the Borrowers or their Subsidiaries of any lien or security interest upon their properties (other than prohibitions on liens for particular assets set forth in a security instrument in connection with secured Indebtedness permitted by ss.8.1(e) to the extent such prohibition relates only to sucH assets and the granting or effect of such liens does not otherwise constitute a Default or Event of Default), revenues or assets, whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding this Credit Agreement, the other Loan Documents and the Indenture) restricting the ability of (i) the Borrowers to amend or modify this Credit Agreement or any other Loan Document, or (ii) any Borrower or its Subsidiaries to pay or make dividends or distributions in cash or kind to any Borrower or to make loans, advances or other payments of whatsoever nature to any Borrower or to make transfers or distributions of all or any part of such Borrower's or such Subsidiary's assets to a Borrower; in each case other than
(x) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under ss.8.1(e), and (y) customary anti-assignment provisions contained in leases and licensing agreements entereD into by such Borrower or such Subsidiary in the ordinary course of its business.

         SS.8.10. TRANSACTIONS WITH AFFILIATES. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

         SS.8.11. BUSINESS ACTIVITIES. The Borrowers will not, and will not permit any of their Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Effective Date and in related businesses or in connection with the acquisition of Greenfiber.

         SS.8.12. NO OTHER SENIOR DEBT. The Borrowers (a) have not designated, and will not designate, any Indebtedness of the Borrowers or any of their Subsidiaries as "Designated Senior Debt" for purposes of (and as defined in) the Indenture, other than the Obligations, and (b) have no "Senior Debt" as such term is defined in the Indenture other than the Obligations and the Indebtedness permitted under ss.8.1 which rankS pari passu with the Obligations.

         SS.8.13. ACTIONS OTHERWISE PROHIBITED BY SUBORDINATED DEBT. Notwithstanding anythinG contained in this ss.8 that permits the Borrowers or any of their Subsidiaries to enter into transactions or takE certain actions, the Borrowers shall not enter into such transactions or take such actions if otherwise prohibited from so doing by the terms of the Senior Subordinated Debt outstanding from time to time.

     SS.9. FINANCIAL COVENANTS.

     The Borrowers covenant and agree that, so long as any Obligation or any Letter of Credit is outstanding or the Lenders have any obligation to make Loans, or the Issuing Lender has any obligation to issue, extend or renew any Letters of Credit hereunder, or the Lenders have any obligations to reimburse the Issuing Lender for drawings honored under any Letter of Credit hereunder:

         SS.9.1. INTEREST COVERAGE RATIO. As at the end of any fiscal quarter ended on or during any period set forth in the table below, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ended on the date of calculation to (b) Consolidated Total Interest Expense for such period shall not be less than the stated ratio set forth opposite such period in such table:


--------------------------------------- ---------------------------------
PERIOD                                  INTEREST COVERAGE RATIO
--------------------------------------- ---------------------------------
Effective Date through April 30, 2005              2.60:1.00
--------------------------------------- ---------------------------------
May 1, 2005 and thereafter                         2.70:1.00
--------------------------------------- ---------------------------------


         SS.9.2. PROFITABLE OPERATIONS. The Borrowers will not permit, as at the end of any fiscal quarter, the cumulative Consolidated Adjusted Net Income for the period of two consecutive fiscal quarters then ended to be less than $0.

         SS.9.3. CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA. As at the end of any fiscal quarter, the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on the date of calculation shall not exceed 4.50:1.00.

         SS.9.4. CONSOLIDATED SENIOR FUNDED DEBT TO CONSOLIDATED EBITDA. As at the end of any fiscal quarter, the ratio of (a) Consolidated Senior Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on the date of calculation shall not exceed 3.00:1.00.

         SS.9.5. CONSOLIDATED NET WORTH. The Borrowers will not permit Consolidated Net Worth at any time to be less than the sum of (a) $237,526,000 MINUS (b) $62,825,000 PLUS (c) on a cumulative basis, fifty percent (50%) of positive Consolidated Adjusted

Net Income (after the payment of dividends with respect to any preferred stock of the Parent) for each fiscal quarter beginning with the fiscal quarter ended July 31, 2002, PLUS (d) one hundred percent (100%) of the proceeds of any sale by the Borrowers after the Effective Date of (i) equity securities issued by the Borrowers, or (ii) warrants or subscription rights for equity securities issued by the Borrowers.

         SS.9.6. CAPITAL EXPENDITURES. The Borrowers will not permit, as at the end of any fiscal quarter, the amount of Capital Expenditures (excluding any Permitted Acquisitions) made by the Borrowers for the period of four (4) consecutive fiscal quarters then ended to exceed 1.5 MULTIPLIED BY the sum of depreciation and landfill amortization expense for such four (4) fiscal quarter period (calculated in accordance with GAAP).

     SS.10. CLOSING CONDITIONS. The "EFFECTIVE DATE" shall be such date on which all of the conditionS precedent set forth in this ss.10 have been met. The obligations of the Existing Lenders to convert their claimS against the Borrowers with respect to the Existing Credit Agreement into claims under this Credit Agreement, the obligations of the New Lenders to become parties to this Credit Agreement, and the obligations of all Lenders to make the initial Loans provided for in this Credit Agreement and otherwise be bound by the terms hereof, and of the Issuing Lender to issue any Letters of Credit hereunder, shall be subject to the satisfaction of each of the following conditions precedent:

         SS.10.1. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each Borrower of the Loan Documents and the Senior Subordinated Debt Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

         SS.10.2. LOAN DOCUMENTS; SENIOR SUBORDINATED DEBT DOCUMENTS. (a) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Lenders and (b) each of the Senior Subordinated Debt Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto, and shall be in full force and effect in form and substance satisfactory to the Agents.

         SS.10.3. OFFICER'S CERTIFICATE; CERTIFIED COPIES OF CHARTER DOCUMENTS. For each Borrower, the Administrative Agent shall have received a copy, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of each of (a) its charter or other incorporation or constituent documents (including certificates of merger or amalgamation and name changes) as in effect on such date of certification, and (b) its by-laws (or equivalent company documents) as in effect on such date.

         SS.10.4. INCUMBENCY CERTIFICATE. The Administrative Agent shall have received an incumbency certificate from each Borrower, dated as of the Effective Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents and the Senior Subordinated Debt Documents on behalf of the Borrowers;
(b) to make Loan and Letter of Credit Requests and Conversion Requests; and (c) to give notices and to take other action on the Borrowers' behalf under the Loan Documents.

         SS.10.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent (as collateral agent for the Lenders) a legal, valid and enforceable first priority, perfected (except in the case of Real Property and motor vehicles as set forth in ss.12) securitY interest in and lien upon the Collateral, subject only to Permitted Liens. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests, shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

         SS.10.6. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker, dated as of the Effective Date, or within fifteen (15) days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents and (b) copies of all policies evidencing such insurance.

         SS.10.7. OPINION OF COUNSEL. The Lenders shall have received favorable legal opinions from counsel to the Borrowers addressed to the Administrative Agent, for the benefit of the Lenders, dated the Effective Date, in form and substance satisfactory to the Administrative Agent.

         SS.10.8. PAYMENT OF FEES. The Borrowers shall have paid to the Administrative Agent for the accounts of the Lenders or its own account, as applicable, all fees and expenses that are due and payable as of the Effective Date and shall have paid the fees and disbursements of counsel to the Administrative Agent.

         SS.10.9. PAYOFF. The Administrative Agent shall have received satisfactory evidence of the cancellation and payment in full of the Existing Credit Agreement.

     SS.10.10. FINANCIAL STATEMENTS.

         (a) The Lenders shall have received the financial projections of the Borrowers and its Subsidiaries, in form and substance satisfactory to the Agents and the Co-Arrangers, for the period from the Effective Date through April 30, 2008.

         (b) The Agents shall have received a satisfactory day-one balance sheet and sources and uses of funds, showing the effects of the Senior Subordinated Debt and compliance with all terms and conditions of this Credit Agreement, including the covenants in ss.9 hereof.

         SS.10.11. FINANCIAL CONDITION. The Administrative Agent shall have received a certificate of a duly authorized officer of the Parent, dated as of the Effective Date, and in form and detail satisfactory to the Agents and the Lenders, demonstrating that the ratio of (a) Consolidated Total Funded Debt on the Effective Date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended prior to the Effective Date, after giving effect, on a pro forma basis, to the transactions contemplated by this Credit Agreement, including the issuance of the Senior Subordinated Debt, does not exceed 3.75:1.00.

         SS.10.12. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrowers a completed and fully-executed Perfection Certificate and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

         SS.10.13. ISSUANCE OF SENIOR SUBORDINATED DEBT. The Borrowers shall have issued Senior Subordinated Debt in principal amount at least equal to one hundred fifty million Dollars ($150,000,000) and shall have used the proceeds thereof to repay a portion of the obligations outstanding under the Existing Credit Agreement and the related transaction costs.

         SS.11. CONDITIONS OF ALL LOANS. The obligations of the Lenders to make any Loan and of the IssuinG Lender to issue, extend or renew any Letter of Credit, in each case on and subsequent to the Effective Date is subject to the following conditions precedent:

         SS.11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrowers contained in this Credit Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loans and the issuance, extension or renewal of Letters of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         SS.11.2. PERFORMANCE; NO EVENT OF DEFAULT. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the making of any Loan or issuance, extension or renewal of any Letter of Credit and at the time of the making of any Loan or issuance, extension or renewal of any Letter of Credit, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of such Loan or Letter of Credit issuance. Each request by the Borrowers for a Loan or Letter of Credit subsequent to the initial Loans and Letters of Credit shall constitute certification by the Borrowers that the conditions specified in ss.ss.11.1 And 11.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

         SS.11.3. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Lenders would make it illegal for the Lenders to make Loans or the Issuing Lender to issue, extend or renew Letters of Credit hereunder.

         SS.11.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement shall be satisfactory to the Administrative Agent and all documents incident thereto shall have been delivered to the Administrative Agent as of the Effective Date in substance and in form satisfactory to the Lenders, including without limitation, a Letter of Credit and Loan Request, in the form attached hereto as EXHIBIT B ,and the Lenders shall have received all information and such counterpart originals or certified or other copies of such documents as the Lenders may reasonably request.

         SS.12. COLLATERAL SECURITY. The Obligations shall be secured by (a) a perfected (except in the case oF Real Property and motor vehicles, subject to the following proviso) first-priority security interest (subject to Permitted Liens entitled to priority under applicable law) in all assets of each Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Agreement to which each Borrower is a party; (b) a pledge of 100% of the capital stock or other equity interests of such Borrowers (other than the Parent) to the Administrative Agent on behalf of the Lenders and the Agents pursuant to the Pledge Agreement; and (c) a pledge of 65% of the capital stock or other equity interests of each Foreign Subsidiary; PROVIDED that the Borrowers hereby agree, upon the request of the Administrative Agent and the Required Lenders, to deliver, as promptly as practicable, but in any event within sixty (60) days, titles to motor vehicles and mortgages with respect to Real Property and take such other steps as may be reasonably requested (including, without limitation, the delivery of legal opinions, Consulting Engineer's reports and title insurance) so as to provide the Administrative Agent, for the benefit of the Lenders and the Agents, a perfected first-priority security interest in such assets.

     SS.13. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

         SS.13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "DEFAULTS") shall occur:

         (a) if the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the Revolving Credit Maturity Date, the Term Loan Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

         (b) if the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Revolving Credit Maturity Date, the Term Loan Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

         (c) if the Borrowers shall fail to comply with any of the covenants contained in ss.7 (otheR than ss.ss.7.2, 7.3, 7.6, 7.7, 7.8, 7.9, 7.12,
     7.14, 7.16, 7.17, and 7.18), ss.8 or ss.9 hereof;

         (d) if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) within thirty
     (30) days after written notice of such failure has been given to the Borrowers by the Lenders;

         (e) if any representation or warranty contained in this Credit Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or repeated;

         (f) if any Borrower or Excluded Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money or any guaranty with respect thereto or credit received or in respect of any Capitalized Leases, in each case, in an aggregate amount greater than $1,000,000 (including, without limitation, the Indebtedness evidenced by the Indenture), or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount greater than $1,000,000 (including, without limitation, the Indenture) for such period of time as would permit, assuming the giving of appropriate notice if required, the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

         (g) if any Borrower or Excluded Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator, receiver or receiver/manager of any Borrower or Excluded Subsidiary or of any substantial part of the assets of any Borrower or Excluded Subsidiary or commences any case or other proceeding relating to any Borrower or Excluded Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower or Excluded Subsidiary and any Borrower or Excluded Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator, receiver or receiver/manager or adjudicating any Borrower or Excluded Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or Excluded Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty
     (60) days, whether or not consecutive;

         (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than forty-five (45) days, whether or not consecutive, any final judgment against any Borrower or Excluded Subsidiary which, with other outstanding final judgments, against the Borrowers and Excluded Subsidiaries exceeds in the aggregate $2,500,000 after taking into account any undisputed insurance coverage;

         (j) any Borrower or Excluded Subsidiary or any ERISA Affiliate incurs any liability to the PBGC or similar Canadian authorities or a Guaranteed Pension Plan (or any corresponding plan described in any Applicable Canadian Pension Legislation) pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or any Borrower or Excluded Subsidiary or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan (or any corresponding plan described in any Applicable Canadian Pension Legislation): (i) an ERISA Reportable Event or similar event under Applicable Canadian Pension Legislation, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), PROVIDED THAT thE Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of any Borrower or Excluded Subsidiary to the PBGC, similar Canadian authorities or such Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Plan by the PBGC or similar Canadian authorities, for the appointment by the appropriate United States District Court or Canadian Court of a trustee to administer such Plan or for the imposition of a lien in favor of such Plan; or (ii) the appointment by a United States District Court or Canadian Court of a trustee to administer such Plan; or (iii) the institution by the PBGC or similar Canadian authorities of proceedings to terminate such Plan;

         (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

         (l) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Parent (other than Berkshire Partners LLC); or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent;

         (m) a "CHANGE OF CONTROL" as defined in the Series A Certificate shall occur; or

         (n) a "CHANGE OF CONTROL" as defined in the Indenture shall occur;

     then, and in any such event, so long as the same may be continuing, the Administrative Agent shall upon the request of the Required Lenders, by notice in writing to the Borrowers, declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED that in the event of any Event of Default specified in ss.13.1(g) or 13.1(h), alL such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender. Upon demand by the Required Lenders after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Administrative Agent as collateral security for the Obligations.

         SS.13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in ss.13.1(g) or (h) shall occur, any unused portion of the Total Commitment hereunder shall forthwitH terminate and the Lenders shall be relieved of all obligations to make Loans to, or issue Letters of Credit for the account of, any of the Borrowers. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date or the issuance of any Letters of Credit to be issued on such date are not satisfied (except as a consequence of a default on the part of the Lenders), the Administrative Agent may, and upon request of the Required Lenders, shall, by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Lenders shall be relieved of all further obligations to make Loans to, or issue Letters of Credit for, the account of the Borrowers hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Lenders hereunder or elsewhere.

         SS.13.3. REMEDIES. Subject toss.15.8, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to ss.13.1, each Lender with the consent of the Required Lenders, if owed any amount with respect tO the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including, without limitation, as permitted by applicable law, the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agents or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SS.13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

         (a) FIRST, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

         (b) SECOND, to all other Obligations pari passu among the Administrative Agent and the Lenders; PROVIDED, HOWEVER, that (i) distributions shall be made with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders on a PRO RATA basis, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

         (c) THIRD, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-608(a)(1)(C) or 9-615(a)(3) of the Uniform CommerciaL Code of the Commonwealth of Massachusetts; and

         (d) FOURTH, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

     SS.14. SETOFF. The Borrowers hereby grant to the Agents, the Issuing Lender and each of the Lenders A continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Agents, the Issuing Lender and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of such Agent, the Issuing Lender or such Lender or any of their Affiliates and their respective successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or during the continuance of an Event of Default, any deposits or other sums credited by or due from any Lender or the Administrative Agent to the Borrowers and any securities or other property of the Borrowers in the possession of such Lender or the Administrative Agent may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Lenders. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrowers any amount in respect of the Obligations, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Loan Documents, by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owed to such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Obligations owed to all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Obligations such Lender's proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     SS.15. THE AGENTS.

         SS.15.1. APPOINTMENT, POWERS AND IMMUNITIES.

         (a) Each Lender hereby irrevocably appoints and authorizes Fleet to act as the Administrative Agent and BOA to act as Syndication Agent hereunder and under the other Loan Documents. Each Lender irrevocably authorizes the Administrative Agent to execute the Security Documents and all other instruments relating thereto and to take from time to time any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, and authorizes the Agents to take such other action on behalf of each of the Lenders and to exercise all such powers as are delegated to the Agents hereunder and under any of the other Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agents.

         (b) The relationship between the Agents and each of the Lenders is that of an independent contractor. The use of the terms "ADMINISTRATIVE AGENT" and "SYNDICATION

     AGENT" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agents and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agents and any of the Lenders. As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agents are nevertheless "REPRESENTATIVES" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "SECURED PARTY", "MORTGAGEE" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agents.

         (c) The Administrative Agent and the Syndication Agent may exercise their powers and execute their duties by or through employees or agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such employees, agents or attorneys-in-fact selected by it with reasonable care. The Agents shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to their rights and duties under this Credit Agreement and the other Loan Documents. Each Agent may utilize the services of such Persons as it in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         (d) Neither of the Agents nor any of their respective shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, may be liable for losses due to their willful misconduct or gross negligence.

         (e) Each Agent in its separate capacity as a Lender shall have the same rights and powers hereunder as any other Lender. It is agreed that the duties, rights, privileges and immunities of the Issuing Lender, in its capacity as issuer of Letters of Credit hereunder, shall be identical to its duties, rights, privileges and immunities as a Lender as provided in this ss.15.

         SS.15.2. ACTIONS BY AGENTS. The Agents shall be fully justified in failing or refusing to take any action under this Credit Agreement as they reasonably deem appropriate unless they shall first have received such advice or concurrence of the Lenders and shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any of the Loan Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes or any Letter of Credit Participation.

         SS.15.3. INDEMNIFICATION OF AGENTS. Without limiting the obligations of the Borrowers hereunder or under any other Loan Document, the Lenders agree to indemnify the Agents and their respective affiliates, agents, directors, officers and shareholders, and ratably in accordance with their respective Loan Percentages for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of this Credit Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, THAT no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Agent (or any agent thereof).

         SS.15.4. REIMBURSEMENT FOR ADVANCES MADE BY ADMINISTRATIVE AGENT. Without limiting the provisions of ss.15.3, the Lenders and the Administrative Agent hereby agree that the Administrative Agent shalL not be obliged to make available to any Person any sum which the Administrative Agent is expecting to receive for the account of that Person until the Administrative Agent has determined that it has received that sum. The Administrative Agent may, however, disburse funds prior to determining that the sums which the Administrative Agent expects to receive have been finally and unconditionally paid to the Administrative Agent, if the Administrative Agent wishes to do so. If and to the extent that the Administrative Agent does disburse funds and it later becomes apparent that the Administrative Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Administrative Agent made the funds available shall, on demand from the Administrative Agent, refund to the Administrative Agent the sum paid to that Person. If, in the opinion of the Administrative Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         SS.15.5. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in ss.10, each Lender that has executed this Credit Agreement shall be deemed to havE consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agents or the Co-Arrangers to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of such Agent or such Co-Arranger active upon the Borrowers' account shall have received notice from such Lender prior to the Effective Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to such Agent or such Co-Arranger to such effect on or prior to the Effective Date. The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent for such Lender hereunder; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Administrative Agent may furnish to the Lenders a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

         SS.15.6. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender represents that it has, independently and without reliance on either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Credit Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Credit Agreement or any other Loan Document. The Agents shall not be responsible for the due execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers, or be bound to ascertain or inquire as to the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements in this Credit Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or to make inquiry of, or to inspect the properties or books of, any Person. The Agents shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning any Person which may come into the possession of the Agents or any of their affiliates. The Agents have not made nor do they now make any representations or warranties, express or implied, nor do they assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrowers. Each Lender shall have access to all documents relating to each Agent's performance of its duties hereunder at such Lender's request. Unless any Lender shall promptly object to any action taken by an Agent hereunder (other than actions to which the provisions of ss.15.8 are applicable and other than actions which constitute gross negligencE or willful misconduct by such Agent), such Lender shall conclusively be presumed to have approved the same.

         SS.15.7. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Lender Agent, which shall be a financial institution which shall be a financial institution having a rating of not less than "A" or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. Any new Administrative Agent appointed pursuant to this ss.15.7 shall immediately issue new Letters of Credit in place of Letters oF Credit previously issued by the prior Administrative Agent.

         SS.15.8. ACTION BY THE LENDERS, CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, waiver or consent shall:

         (a) without the written consent of the Borrowers and each Lender directly affected thereby:

         (i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of the Commitment Fee, Financial L/C Fee or Performance L/C Fee;

         (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment;

         (iii) postpone or extend the Revolving Credit Maturity Date or the Term Loan Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender (it being understood that any vote to rescind any acceleration made pursuant to ss.13.1 of amounts owing with respect to the Loans and other Obligations shall requirE only the approval of the Required Lenders);

         (iv) other than pursuant to a transaction permitted by the terms of this Credit Agreement, release (A) all or substantially all of the Collateral (excluding, if any Borrower becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders) or (B) any Borrower from its Obligations; and

         (v) amend or modify the provisions ofss.4.4 (Mandatory Prepayments of Term Loan),ss.13.4 (Distribution of Collateral Proceeds) orss.27(a) (Pari Passu Treatment);

         (b) without the written consent of all of the Lenders, amend or waive thisss.15.8 or the definition of Required Lenders;

         (c) without the written consent of the Administrative Agent, amend or waive ss.2.8 or ss.15, the amount or time of payment of the Administrative Agent's fees payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent; or

         (d) without the written consent of the Issuing Lender, amend or waive, the amount or time of payment of any Financial L/C Fees or Performance L/C Fees or other fees payable for the Issuing Lender's account or any other provision applicable to the Issuing Lender.

     No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

     SS.16. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the BorrowerS hereby promise to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) subject to ss.5.2(d), any taxes (includinG any interest and penalties in respect thereto) payable by either Agent, the Issuing Lender or any of the Lenders (other than taxes based upon such Agent's, the Issuing Lender's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agents, the Issuing Lender and the Lenders with respect thereto), (c) all reasonable fees, expenses and disbursements of counsel for the Agents or any local counsel to the Administrative Agent incurred or expended in connection with the preparation, syndication, negotiation, administration or interpretation of this Credit Agreement, the other Loan Documents, each closing hereunder, any amendment, modification, approval, consent or waiver hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, (d) all reasonable out-of-pocket costs, fees and expenses of the Agents or any of their affiliates incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein (including, without limitation, collateral evaluation costs and Consulting Engineer's fees), (e) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banker and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with
(i) the enforcement of, or preservation of rights under, any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute, whether arising hereunder or otherwise, in any way related to the credit hereunder and (f) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches, UCC filings, intellectual property searches or intellectual property filings. The covenants contained in this ss.16 shall survive payment or satisfaction in full of all otheR obligations.

     SS.17. INDEMNIFICATION. The Borrowers jointly and severally agree to indemnify and hold harmless thE Agents, the Issuing Lender and the Lenders, as well as their respective shareholders, directors, agents, officers, subsidiaries, affiliates, trustees and advisors, from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions, suits (whether groundless or otherwise), penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutory created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from this Credit Agreement, the other Loan Documents or the transactions contemplated hereby or thereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents or
(c) with respect to the Borrowers and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, except in each case, as any of the foregoing result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, each Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense, PROVIDED that such counsel shall be reasonably satisfactory to the Lenders. The covenants of this ss.17 shall survive payment or satisfaction in full of the Obligations.

     SS.18. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Lenders, the Issuing Lender and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement, any Letter of Credit or the Notes remains outstanding and unpaid or any Lender has any obligation to make any Loans or issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

     SS.19. ASSIGNMENTS AND PARTICIPATION.

     (a) ASSIGNMENTS. It is understood and agreed that each Lender shall have the right to assign at any time all or any portion of its Commitment and interests in the risk relating to any Revolving Credit Loans and outstanding Letters of Credit and/or its Term Loan Percentage of the Term Loan to any Person, PROVIDED that: (i) each such assignment shall be in a minimum amount of $1,000,000 (or, if less, in a minimum amount equal to all of such Lender's Commitment and interests in the risk relating to any Revolving Credit Loans and outstanding Letters of Credit and/or its Term Loan Percentage of the Term Loan);
(ii) the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent, shall have consented to such assignment, which such consent of the Parent shall not be unreasonably withheld; PROVIDED that the consent of the Administrative Agent and the Parent shall not be required, and the minimum assignment amount shall not apply, if the assignment is to a Lender or a Lender Affiliate so long as such assignment would not result in increased costs to the Borrowers hereunder; and (iii) the proposed assignee and the assigning Lender execute and deliver to the Administrative Agent and the Borrowers hereunder an Assignment and Acceptance in the form attached hereto as EXHIBIT G (in each case, an "ASSIGNMENT AND ACCEPTANCE"). Upon the execution and delivery of such Assignment and Acceptance, (A) the Borrowers shall issue to the assignee applicable Notes in the amount of such assignee's Commitment and/or portion of the Term Loan, dated the effective date of such Assignment and Acceptance and otherwise completed in substantially the form of the Notes executed and delivered to the Lenders on the Effective Date and, if applicable, the assignor shall return to the Borrowers its existing Notes marked "cancelled"; and (B) the assignee shall pay a processing and recordation fee of $3,500 to the Administrative Agent. Only one such assignment fee shall be payable for concurrent assignments to Lender Affiliates of an assigning Lender.

     (b) PARTICIPATIONS. Each Lender shall also have the right to grant participations to one or more banks, other financial institutions or other entities whose business is to purchase and sell loan assets in the normal course (each a "PARTICIPANT") in or to all or any part of any Loans owing to such Lender and the Note held by such Lender; PROVIDED that (i) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and (ii) the only rights granted to the Participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would require consent by all of the Lenders under ss.15.8, and (iii) any Participant shall be entitled to the benefits of ss.5.4, ss.5.5, ss.5.8, ss.5.12 and ss.17 as if it were a Lender hereunder, PROVIDED, however, that no Borrower shall be required to pay any amount which is greater than such amount that otherwise would have been payable to the Lender which sold such participation.

     (c) MISCELLANEOUS. Notwithstanding the foregoing, no assignment, participation or accession shall operate to (i) except in accordance with ss.19(g), increase the Total Commitment or amount of the Term LoaN hereunder unless consented to by the Required Lenders or (ii) reduce the Commitment or portion of the Term Loan of any Lender to an amount less than $1,000,000 (or, if less, in a minimum amount equal to all of such Lender's Commitment and interests in the risk relating to any Revolving Credit Loans and outstanding Letters of Credit or its Term Loan Percentage of the Term Loan), or (iii) otherwise alter the substantive terms of this Credit Agreement. Anything contained in this ss.19 to the contrary notwithstanding, any Lender may at any time grant A security interest in all or any portion of its rights under this Credit Agreement and the other Loan Documents to secure obligations of such Lender, including without limitation (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341 and (b) with respect to any Lender that is a Fund, to any lender or any trustee for, or any otheR representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; PROVIDED that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrowers or Agents hereunder.

     (d) REGISTER. On the date specified in any Assignment and Acceptance or Instrument of Accession and upon the satisfaction of the other conditions set forth in this ss.19, such bank or financial institution shalL become a party to this Credit Agreement and the other Loan Documents for all purposes of this Credit Agreement and the other Loan Documents, and its Commitment and/or portion of the Term Loan shall be as set forth in the register of Lenders (the "REGISTER") maintained by the Administrative Agent for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, Term Loan Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice.

     (e) ASSIGNEE OR PARTICIPANT AFFILIATED WITH A BORROWER. If any assignee Lender is an Affiliate of any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2, and the determination of the Required Lenders shall for all purposes of this CreDit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a Participant, and such Participant is a Borrower or an Affiliate of a Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2 to The extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation. The provisions of this ss.19(e) shall not apply to an assigneE Lender or participant which is also a Lender on the Effective Date or to an assignee Lender or participant which has disclosed to the other Lenders that it is an Affiliate of a Borrower and which, following such disclosure, has been excepted from the provisions of this ss.19(e) in a writing signed by the Required Lenders determineD without regard to the interest of such assignee Lender or transferor Lender, to the extent of such participation, in Loans or Reimbursement Obligations.

     (f) Special Purpose Funding Vehicle. Notwithstanding anything to the contrary contained in this ss.19, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPV") of such GrantinG Lender, identified as such in writing from time to time delivered by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Credit Agreement, PROVIDED that (a) nothing herein shall constitute a commitment to make any Loan by any SPV, (b) the Granting Lender's obligations under this Credit Agreement shall remain unchanged, (c) the Granting Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement and (d) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any expense reimbursement, indemnity or similar payment obligation under this Credit Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPV and (ii) the Revolving Credit Maturity Date, or, as applicable, the Term Loan Maturity Date, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this ss.19, anY SPV may (A) with notice to, but (except as specified below) without the prior written consent of, the Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers, which consents shall not be unreasonably withheld or delayed) providing liquidity and/or credit facilities to or for the account of such SPV to fund the Loans made by such SPV or to support the securities (if any) issued by such SPV to fund such Loans and (B) disclose on a confidential basis any non-public information relating to its Loans (other than financial statements referred to in ss.6.4 or ss.7.4) to any rating agenCy, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPV. In no event shall the Borrowers be obligated to pay to an SPV that has made a Loan any greater amount than the Borrowers would have been obligated to pay under this Agreement if the Granting Lender had made such Loan. An amendment to this ss.19(f) without the written consent of an SPV shall be ineffective insofar as it alters thE rights and obligations of such SPV.

     (g) ACCEDING LENDERS. One or more commercial banks, other financial institutions or other Persons (in each case, an "ACCEDING LENDER") may, at the request of the Borrowers, become party to this Credit Agreement as a Lender by entering into an Instrument of Accession in substantially the form of EXHIBIT H hereto (an "INSTRUMENT OF ACCESSION") with the Borrowers and the Administrative Agent and assuming thereunder the rights and obligations of a Lender hereunder, including, without limitation, Commitments to make Revolving Credit Loans and participate in the risk relating to Letters of Credit and (as the case may be) the obligation to fund a portion of the Term Loan in amounts to be agreed upon by the Borrowers and the Acceding Lender subject to the terms hereof, and the Total Commitment and (as the case may be) the Term Loan shall thereupon be increased (each such increase referred to as a "POST-CLOSING INCREASE") by the amount of such Acceding Lender's interest; PROVIDED that:

         (i) no Default or Event of Default has occurred or is continuing at the time of such accession;

         (ii) the Lenders party to this Credit Agreement shall have the first option, and may elect, to fund their PRO RATA share of any Post-Closing Increase, but no Lender shall have any obligation to do so;

         (iii) in the event that an Acceding Lender was not a Lender party to this Credit Agreement prior to giving effect to the Instrument of Accession, such Acceding Lender shall be acceptable to the Administrative Agent;

         (iv) in no event shall the sum of (a) the Term Loan PLUS (b) the Total Commitment (after giving effect to all Instruments of Accession) exceed in the aggregate $375,000,000 MINUS any previously effected reductions of the Total Commitment and the Term Loan pursuant to ss.2.2, 4.4 or 4.5, respectively; and

         (v) the Borrowers shall indemnify the Lenders and the Administrative Agent for any cost or expense incurred as a consequence of the reallocation of any Eurodollar Rate Loans to an Acceding Lender pursuant to the provisions of ss.5.12.

     On the effective date specified in any Instrument of Accession, SCHEDULE 2 hereto shall be deemed to be amended to reflect (x) the name, address, Commitment, Commitment Percentage and Term Loan Percentage of the Acceding Lender, (y) the Total Commitment and the Term Loan after giving effect to the Post-Closing Increase, and (z) the changes to the respective Commitments, Commitment Percentages and Term Loan Percentages of the other Lenders, as applicable, resulting from such Post-Closing Increase.

     SS.20. PARTIES IN INTEREST. All the terms of this Credit Agreement and the other Loan Documents shall bE binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns of the parties hereto and thereto; PROVIDED, that no Borrower shall assign or transfer its rights or obligations hereunder without the prior written consent of each Lender. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

     SS.21. NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telex or telecopier and confirmed by delivery via courier or postal service, addressed as follows:

     (a) if to the Borrowers, c/o Casella Waste Systems, Inc. at 25 Greens Hill Lane, P.O. Box 866, Rutland, Vermont 05701, Attention: Chairman and Chief Financial Officer, telecopy number 802-775-6198, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

     (b) if to the Administrative Agent or Fleet, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Timothy M. Laurion, Managing Director, telecopy number 617-434-2160, or at such other address for notice as the Administrative Agent or Fleet shall last have furnished in writing to the Person giving the notice; or

     (c) if to any Lender, at such Lender's address set forth on SCHEDULE 2 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five (5) Business Days after the posting thereof, and (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

     SS.22. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of anY other rights which the Lenders, the Issuing Lender or the Agents would otherwise have. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

     SS.23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewitH or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.15.8. No waiver shall extend to or affect any obligation not expressly waived or impaiR any right consequent thereon. No course of dealing or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

     SS.24. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each of the parties hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (a) certifies that no representative, agent or attorney of any Lender, the Issuing Lender or the Agents has represented, expressly or otherwise, that such Lender, the Issuing Lender or the Agents would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agents, the Issuing Lender and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     SS.25. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS CONSENT AND AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN ss.21. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     SS.26. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause oR provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     SS.27. PARI PASSU TREATMENT.

     (a) Notwithstanding anything to the contrary set forth herein (other than as set forth in ss.13.4), each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Lenders, in accordance with the aggregate outstanding amount of the Obligations owing to each Lender divided by the aggregate outstanding amount of all Obligations.

     (b) Following the occurrence and during the continuance of any Event of Default, each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower (pursuant to ss.13.3 or otherwise), including a secured claim under ss.506 of the Bankruptcy Code or other securIty or interest arising from or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, and other Obligations held by it as a result of which the unpaid principal portion of the Notes, Loans and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes, Loans and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes, Loans and Obligations held by such other Lender, so that the aggregate unpaid principal amount of the Notes, Loans, Obligations and participations in Notes, Loans and Obligations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Notes, Loans and Obligations then outstanding as the principal amount of the Notes, Loans and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes, Loans and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; PROVIDED, however, that if any such purchase or purchases or adjustments shall be made pursuant to this ss.27 anD the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

     (c) Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes, Loans and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

     (d) Nothing contained in this ss.27 shall impair, as between the Borrowers and any Lender, thE obligation of the applicable Borrowers to pay such Lender all amounts payable in respect of such Lender's Notes, Loans, and other Obligations as and when the same shall become due and payable in accordance with the terms thereof.

     SS.28. EXISTING CREDIT AGREEMENT SUPERSEDED. This Credit Agreement shall supersede the Existing CrediT Agreement in its entirety, except as provided in this ss.28. On the Effective Date, the rights and obligations oF the parties under the Existing Credit Agreement and the "Notes" as defined therein shall be subsumed within and be governed by this Credit

Agreement and the Notes; PROVIDED, however, that each of the "Revolving Credit Loans", "Swingline Loans", "Letters of Credit" and the "Term Loan" (as each such term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall, for purposes of this Credit Agreement, be included as Revolving Credit Loans, Swingline Loans, Letters of Credit and the Term Loan hereunder in accordance with the provisions hereof.

     SS.29. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         SS.29.1. CONFIDENTIALITY. Each of the Lenders, the Issuing Lender and the Agents agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any of the Borrowers pursuant to this Credit Agreement that is identified by such Borrower as being confidential at the time the same is delivered to such Lender, the Issuing Lender or such Administrative Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this ss.29, oR becomes available to any of the Lenders, the Issuing Lender or the Agents on a nonconfidential basis from a source other than such Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders, the Issuing Lender or the Agents, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender, the Issuing Lender or either Agent, or to auditors or accountants, (e) to either Agent, the Issuing Lender, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Issuing Lender or either Agents or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document,
(g) to an affiliate of any Lender or the Issuing Lender or a Subsidiary or affiliate of either Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of this ss.29.1 or (i) with the consent of the Borrowers. Moreover, each of the Agents, the Issuing Lender, the Lenders and any Financial Affiliate is hereby expressly permitted by the Borrowers to refer to any of the Borrowers and the Excluded Subsidiaries in connection with any advertising, promotion or marketing undertaken by such Agent, the Issuing Lender, such Lender or such Financial Affiliate and, for such purpose, the such Agent, the Issuing Lender, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with any of the Borrowers or any of their Subsidiaries or any of their businesses.

         SS.29.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders, the Issuing Lender and the Agents shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender, the Issuing Lender or such Agent by such governmental agency) or pursuant to legal process.

         SS.29.3. OTHER. In no event shall any Lender, the Issuing Lender or either Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrowers. The obligations of each Lender under this ss.29 shall supersede and replace the obligations of such Lender under anY confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

         IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Revolving Credit and Term Loan Agreement as a sealed instrument as of the date first set forth above.

                          BORROWERS:
                          ---------
                          CASELLA WASTE SYSTEMS, INC.
                          ALL CYCLE WASTE, INC.
                          ALTERNATE ENERGY, INC.
                          ATLANTIC COAST FIBERS, INC.
                          B. AND C. SANITATION CORPORATION
                          BLASDELL DEVELOPMENT GROUP, INC.
                          BRISTOL WASTE MANAGEMENT, INC.
                          CASELLA TRANSPORTATION, INC.
                          CASELLA WASTE MANAGEMENT OF MASSACHUSETTS, INC. CASELLA WASTE MANAGEMENT OF N.Y., INC.
                          CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC. CASELLA WASTE MANAGEMENT, INC.
                          DATA DESTRUCTION SERVICES, INC.
                          FAIRFIELD COUNTY RECYCLING, INC.
                          FCR CAMDEN, INC.
                          FCR FLORIDA, INC.
                          FCR GREENSBORO, INC.
                          FCR GREENVILLE, INC.
                          FCR MORRIS, INC.
                          FCR PLASTICS, INC.
                          FCR REDEMPTION, INC.
                          FCR TENNESSEE, INC.
                          FCR VIRGINIA, INC.
                          FCR, INC.
                          FOREST ACQUISITIONS, INC.
                          GRASSLANDS INC.
                          HAKES C & D DISPOSAL, INC.
                          HIRAM HOLLOW REGENERATION CORP.
                          K-C INTERNATIONAL, LTD.
                          KTI BIO FUELS, INC.
                          KTI ENERGY OF VIRGINIA, INC.
                          KTI ENVIRONMENTAL GROUP, INC.
                          KTI NEW JERSEY FIBERS, INC.
                          KTI OPERATIONS INC.
                          KTI RECYCLING OF NEW ENGLAND, INC.
                          KTI RECYCLING OF NEW JERSEY, INC.
                          KTI SPECIALTY WASTE SERVICES, INC.
                          KTI, INC.



                             [SIGNATURES CONTINUED ON
                                  FOLLOWING PAGE]

                 MECKLENBURG COUNTY RECYCLING, INC.
                 NATURAL ENVIRONMENTAL, INC.
                 NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC. NEW ENGLAND WASTE SERVICES OF ME, INC.
                 NEW ENGLAND WASTE SERVICES OF N.Y., INC.
                 NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
                 NEW ENGLAND WASTE SERVICES, INC.
                 NEWBURY WASTE MANAGEMENT, INC.
                 NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.
                 NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH NORTHERN SANITATION, INC.
                 PERC, INC.
                 PINE TREE WASTE, INC.
                 R.A. BRONSON INC.
                 RESOURCE RECOVERY OF CAPE COD, INC.
                 RESOURCE RECOVERY SYSTEMS OF SARASOTA, INC.
                 RESOURCE RECOVERY SYSTEMS, INC.
                 RESOURCE TRANSFER SERVICES, INC.
                 RESOURCE WASTE SYSTEMS, INC.
                 SCHULTZ LANDFILL, INC.
                 SUNDERLAND WASTE MANAGEMENT,    INC.
                 U.S. FIBER, INC.
                 WASTE-STREAM INC.
                 WESTFIELD DISPOSAL SERVICE, INC.
                 WINTERS BROTHERS, INC.



                 By: /s/ Richard A. Norris
                    --------------------------------------
                      Name:  Richard A. Norris
                      Title: Vice President and Treasurer



                            [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                 CASELLA NH INVESTORS CO., LLC

                          By: KTI, Inc., its sole member


                 By: /s/ Richard A. Norris
                    ---------------------------------------
                      Name:  Richard A. Norris
                      Title:  Vice President and Treasurer



                 CASELLA NH POWER CO., LLC

                          By: KTI, Inc., its sole member


                 By: /s/ Richard A. Norris
                    ---------------------------------------
                      Name:  Richard A. Norris
                      Title:  Vice President and Treasurer



                 CASELLA RTG INVESTORS CO., LLC

                          By: Casella Waste Systems, Inc., its sole member


                 By: /s/ Richard A. Norris
                    ---------------------------------------
                      Name:  Richard A. Norris
                      Title:  Chief Financial Officer and Treasurer



                 THE HYLAND FACILITY ASSOCIATES



                 By: /s/ Richard A. Norris
                    ---------------------------------------
                      Name:  Richard A. Norris
                      Title:    Duly Authorized Agent



                            [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                 MAINE ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP

                          By: KTI Environmental Group, Inc., general partner


                 By: /s/ Richard A. Norris
                    ---------------------------------------
                      Name:  Richard A. Norris
                      Title:  Vice President and Treasurer



                 NEW ENGLAND LANDFILL SOLUTIONS, LLC
                          By: Rochester Environmental Park, LLC


                 By: /s/ Richard A. Norris
                    ---------------------------------------
                      Name:  Richard A. Norris
                      Title:  Vice President and Treasurer



                 PERC MANAGEMENT COMPANY LIMITED PARTNERSHIP

                          By: PERC Inc., general partner


                 By: /s/ Richard A. Norris
                    ---------------------------------------
                      Name:  Richard A. Norris
                      Title:  Vice President and Treasurer



                 ROCHESTER ENVIRONMENTAL PARK, LLC


                 By: /s/ Richard A. Norris
                    ---------------------------------------
                      Title:  Vice President and Treasurer

                 FLEET NATIONAL BANK, individually and as Administrative Agent



                 By: /s/ David C. Brecht
                    ----------------------------------------
                       Name:  David C. Brecht, CFA
                       Title: Vice President

                 BANK OF AMERICA, N.A., individually and as Syndication Agent



                 By: /s/ Steven R. Arensten
                    ----------------------------------------
                       Name:  Steven R. Arensten
                       Title: Senior Vice President

                 COMERICA BANK


                 By: /s/ D. Scot Hagwell
                    ----------------------------------------
                       Name:  D. Scott Hagwell
                       Title: CBO

                 LASALLE BANK NATIONAL ASSOCIATION


                 By: /s/ Brian Peterson
                    ----------------------------------------
                       Name:  Brian Peterson
                       Title: First Vice President

                 BANKNORTH, N.A.




                 By: /s/ E. Kirke Hart
                    ----------------------------------------
                       Name:  E. Kirke Hart
                       Title: Regional Vice President

                 MERRILL LYNCH CAPITAL, a division of
                 Merrill Lynch Business Financial
                 Services, Inc.



                 By: /s/ Sheila C. Weimer
                    ----------------------------------------
                       Name:  Sheila C. Weimer
                       Title: Vice President

                 CITIZENS BANK



                 By: /s/ Daniel Bernard
                    ----------------------------------------
                       Name:  Daniel Bernard
                       Title: Vice President